UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )
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Signify Health, Inc.
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Signify Health, Inc.
4055 Valley View Lane
Suite 700
Dallas, TX 75244
Notice of Annual Meeting of Stockholders
Time and	8:30 a.m., Eastern Time
Date	Wednesday, May 18, 2022
Virtual Meeting	www.virtualshareholdermeeting.com/SGFY2022
Dear Stockholder:
You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Signify Health, Inc., a Delaware corporation (the “Company”), which will be held on Wednesday, May 18, 2022 at 8:30 a.m. Eastern Time. The Annual Meeting will be a virtual meeting of stockholders, which will be conducted via a live audio webcast. You will be able to attend the Annual Meeting, submit your questions and vote online during the meeting by visiting www.virtualshareholdermeeting.com/SGFY2022.
At the Annual Meeting, stockholders will vote on the following matters:
1.
To elect the Company’s Board of Director nominees, Matthew S. Holt and Kyle B. Peterson, to the Board to hold office until the 2025 Annual Meeting of Stockholders and until their successors are elected and qualified, subject to their earlier death, resignation or removal.

2.	To ratify the selection of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2022.
3.	To conduct any other business properly brought before the meeting.
These items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting of Stockholders.
The record date for the Annual Meeting is March 21, 2022. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.
Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to Be Held on Wednesday, May 18, 2022 at 8:30 a.m. Eastern Time online at www.virtualshareholdermeeting.com/SGFY2022.
The proxy statement and annual report to stockholders
are available at www.proxyvote.com.
The Board of Directors recommends that you vote FOR the proposals identified above.
By Order of the Board of Directors

By:
	Name:	Kyle Armbrester
	Title:	Chief Executive Officer and Director
April 5, 2022
All stockholders are cordially invited to attend the Annual Meeting, which will be held virtually via the Internet. Whether or not you expect to attend the Annual Meeting, please vote as promptly as possible in order to ensure your representation at the meeting. You may vote your shares by telephone or over the Internet as instructed in these materials. If you received a proxy card or voting instruction card by mail, you may submit your proxy card or voting instruction card by completing, signing, dating and mailing your proxy card or voting instruction card in the envelope provided. Even if you have voted by proxy, you may still attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

Signify Health, Inc.

4055 Valley View Lane
Suite 700
Dallas, TX 75244
PROXY STATEMENT FOR THE
2022 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION
Questions and Answers about these Proxy Materials and Voting
We are providing you with these proxy materials because the Board of Directors of Signify Health, Inc. (the “Board”) is soliciting your proxy to vote at Signify Health’s 2022 Annual Meeting of Stockholders (the “Annual Meeting”), including at any adjournments or postponements thereof, to be held via a live audio webcast on Wednesday, May 18, 2022 at 8:30a.m. Eastern Time. The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/SGFY2022 where you will be able to listen to the meeting live, submit your questions and vote online.
You are invited to attend the Annual Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply follow the instructions below to submit your proxy. The proxy materials, including this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2021, are being distributed and made available on or about April 5, 2022. As used in this Proxy Statement, references to “we,” “us,” “our,” “Signify Health” and the “Company” refer to Signify Health, Inc. and its subsidiaries.
Why did I receive a notice regarding the availability of proxy materials on the internet?
Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the Internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.
We expect that this Proxy Statement and the other proxy materials will be available to stockholders on or about April 5, 2022.
Will I receive any other proxy materials by mail?
We may send you a proxy card, along with a second Notice, on or about April 5, 2022.
What proxy materials are available on the internet?
The 2022 Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2021 are available at www.proxyvote.com.
How do I attend the Annual Meeting?
This year’s Annual Meeting will be held entirely online via audio webcast to allow greater participation. You may attend, vote and ask questions at the Annual Meeting by following the instructions provided on the Notice to log in to www.virtualshareholdermeeting.com/SGFY2022. If you are a stockholder of record, you will be asked to provide the control number from your Notice. If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, follow the instructions from your broker or bank.
The webcast of the Annual Meeting will begin promptly at 8:30a.m. Eastern Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 8:15a.m. Eastern Time, and you should allow reasonable time for the check-in procedures.

Who can vote at the Annual Meeting?
Holders of our Class A common stock and Class B common stock as of the close of business on March 21, 2022, the record date for the Annual Meeting, may vote at the Annual Meeting. As of the record date, there were 176,105,751 shares of our Class A common stock outstanding and 57,313,051 shares of our Class B common stock outstanding. Our Class A common stock and Class B common stock will vote as a single class on all matters described in this proxy statement for which your vote is being solicited. Stockholders are not permitted to cumulate votes. Each share of Class A common stock and Class B common stock is entitled to one vote on each matter to be voted upon. Our Class A common stock and Class B common stock are collectively referred to in this proxy statement as our “common stock.”
How do I vote?
For each of the matters to be voted on, you may vote “For” or “Against” or abstain from voting.
The procedures for voting depend on whether your shares are registered in your name or are held by a bank, broker or other nominee:
Stockholder of Record: Shares Registered in Your Name
If on March 21, 2022 your shares were registered directly in your name with Signify Health’s transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. If you are a stockholder of record, you may vote your shares at the Annual Meeting by following the instructions provided on the Notice to log in to www.virtualshareholdermeeting.com/SGFY2022. You will be asked to provide the control number from your Notice. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend and vote at the Annual Meeting even if you have already voted by proxy.
If you are a stockholder of record, you may vote by proxy over the telephone, vote by proxy through the Internet or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time:
•
To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the control number from the Notice. Your vote must be received by 11:59 p.m. Eastern Time on May 17, 2022 to be counted.

•
To vote through the Internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the control number from your Notice. Your vote must be received by 11:59 p.m. Eastern Time on May 17, 2022 to be counted.

•
To vote using the printed proxy card that may be delivered to you, simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you instruct. If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a Notice containing voting instructions from that organization rather than from us. Simply follow the voting instructions in the Notice to ensure that your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If on March 21, 2022 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares at the meeting unless you request and obtain a valid proxy from your broker or other agent. Follow the instructions from your broker or bank included with these proxy materials or contact your broker or bank to request a proxy form.

We are holding the Annual Meeting online and providing internet voting to provide expanded access and to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your voting instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.
What am I voting on?
There are two matters scheduled for a vote:
•
Election of the two directors nominated by the Board to serve until the 2025 Annual Meeting of Stockholders and until their successors are elected and qualified, subject to their earlier death, resignation or removal; and

•	Ratification of the selection of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2022.
What is the Board’s voting recommendation?
The Board recommends that you vote your shares:
•	“For” the election of the two nominees for director; and
•	“For” the ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2022.
What if another matter is properly brought before the meeting?
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
How many votes do I have?
Stockholders of Record: Shares Registered in Your Name
Each share of Class A common stock and Class B common stock is entitled to one vote on each matter to be voted upon. Stockholders are not permitted to cumulate votes.
What happens if I do not vote?
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or online at the Annual Meeting, your shares will not be voted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank or other nominee, and you do not provide the broker or other nominee that holds your shares with voting instructions, the broker or other nominee will determine if it has the discretionary authority to vote on the particular matter.
What if I return a proxy card or otherwise vote but do not make specific choices?
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of each of the two nominees for director, and “For” the ratification of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2022. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies online, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
Stockholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
•	You may submit another properly completed proxy card with a later date.
•	You may grant a subsequent proxy by telephone or through the internet.
•	You may send a timely written notice that you are revoking your proxy to the attention of General Counsel—Proxy at Signify Health, Inc., 800 Connecticut Avenue, Norwalk, CT 06854.
•	You may attend the Annual Meeting and vote online. Simply attending the meeting will not, by itself, revoke your proxy.
Your most current proxy card or telephone or internet proxy is the one that is counted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.
When are stockholder proposals and director nominations due for inclusion in our proxy statement for next year’s annual meeting?
Stockholders wishing to present proposals for inclusion in our proxy statement for the 2023 Annual Meeting of Stockholders pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must submit their proposals so that they are received by us at our principal executive offices no later than December 6, 2022.
When are stockholder proposals and director nominations due for next year’s annual meeting?
With respect to proposals and nominations not to be included in our proxy statement pursuant to Rule 14a-8 of the Exchange Act, our Bylaws provide that your proposal must be submitted in writing between January 18, 2023 and February 17, 2023 to the attention of Secretary—Proxy at Signify Health, Inc., 800 Connecticut Avenue, Norwalk, CT 06854 and comply with the requirements in our Bylaws and all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended. You are advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.
How are votes counted?
Votes will be counted by the inspector of election appointed for the meeting, who will separately count with respect to all proposals, votes “For”, “Against,” abstentions and, if applicable, broker non-votes. A broker non-vote occurs when a nominee, such as a broker or bank, holding shares for a beneficial owner does not vote on a proposal because the nominee does not have discretionary authority to vote with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner. In the event that a broker, bank, custodian, nominee or other record holder of our common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular proposal, then those shares will be treated as broker non-votes with respect to that proposal. In this regard, the election of directors (Proposal 1) is a matter considered non-routine under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore we expect broker non-votes on Proposal 1. Thus, if you do not instruct your broker how to vote with respect to Proposal 1, your broker may not vote with respect to that proposal. Ratification of the selection of Deloitte & Touche LLP (Proposal 2) is considered to be a routine matter and, accordingly, if you do not instruct your broker or other nominee on how to vote the shares in your account for

Proposal 2, brokers will be permitted to exercise their discretionary authority to vote for the ratification of the selection of Deloitte & Touche LLP. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your vote is counted on all the proposals.
Abstentions and broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum for the transaction of business at the Annual Meeting. Broker non-votes will not be counted for purposes of determining the number of shares present online during the meeting or represented by proxy and entitled to vote with respect to a particular proposal. Thus, a broker non-vote will not affect the outcome of the vote on Proposal 1.
What are “broker non-votes”?
As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed to be “non-routine,” the broker or nominee cannot vote the shares with respect to such matters. These unvoted shares are considered “broker non-votes” with respect to such matters.
How many votes are needed to approve each proposal?
•
Proposal No. 1: The election of Class I directors requires the affirmative “for” vote of a majority of the votes of the shares of capital stock of the Company present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Abstentions and broker non-votes will not be counted as votes cast.

•
Proposal No. 2: The ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022, requires the affirmative “for” vote of a majority of the votes cast at the meeting to be approved. Abstentions will not be counted as votes cast.

What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the total voting power of all outstanding shares of the Company generally entitled to vote are present online at the meeting, by remote communication, if applicable, or represented by proxy. Each share of Class A common stock and Class B common stock is entitled to one vote on each matter to be voted upon. On the record date, there were 176,105,751 shares of Class A common stock outstanding and entitled to vote, representing 75.4% of total voting power, and 57,313,051 shares of Class B common stock outstanding and entitled to vote, representing 24.6% of total voting power.
Your shares will be counted towards the quorum if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote by telephone, online or at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the meeting’s chairperson or holders of a majority in voting interest of the stockholders represented at the meeting (present in person or represented by proxy) may adjourn the meeting to another date.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be disclosed in a Current Report on Form 8-K that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the meeting, we intend to file a Current Report on Form 8-K to disclose preliminary results and, within four business days after the final results are known to us, file an additional Current Report on Form 8-K to disclose the final results.
Emerging Growth Company Status
We are an “emerging growth company,” as defined in the JOBS Act. As an emerging growth company, we are exempt from certain requirements related to executive compensation, including the requirements to hold a nonbinding advisory vote on executive compensation and to provide information relating to the ratio of total compensation of our Chief Executive Officer to the median of the annual total compensation of all of our employees, each as required by the Investor Protection and Securities Reform Act of 2010, which is part of the Dodd-Frank Act.
Controlled Company
We are a “controlled company” within the meaning of the corporate governance standards of the New York Stock Exchange (“NYSE”). Under these rules, a listed company for which more than 50% of the voting power is held by an individual, group, or another company is a “controlled company.” New Mountain Capital and its affiliates own more than 50% of the total combined voting power of our outstanding common stock. As a result, we qualify for exemption from certain independence requirements, including the requirement that we have a Board of Directors composed of a majority of independent directors, and a compensation committee and a nominating and corporate governance committee be composed entirely of independent directors. We rely on the exemption from the requirement that our Compensation Committee be composed entirely of independent directors.

PROPOSAL 1
ELECTION OF DIRECTORS
The Board of Directors of Signify Health, Inc. (the “Board”) is divided into three classes, designated as Class I, Class II and Class III. Each class consists, as nearly as practicable, of one-third of the total number of directors constituting the entire Board, and each class has a three-year term. One class of directors is elected by the stockholders at each annual meeting to serve from the time of their election until the third annual meeting of stockholders following their election. Each director’s term shall continue until the election and qualification of his or her successor, or his or her earlier death, resignation or removal. Any additional directorships resulting from an increase in the number of authorized directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors.
The Board currently has eleven members. There are three directors in Class I whose term of office expires in 2022, Matthew S. Holt, Kyle B. Peterson and Stephen F. Wiggins. Mr. Wiggins is not a nominee for election at the Annual Meeting. The Board has proposed that Matthew S. Holt and Kyle B. Peterson be elected as Class I directors at the Annual Meeting.
Each of the two nominees is currently a director of the Company. The nominees were recommended for election by the Nominating and Corporate Governance Committee of the Board and the Board has approved such recommendation. Mr. Holt was appointed to the Board in December 2017, and Mr. Peterson was appointed to the Board in December 2017. If elected at the Annual Meeting, the nominees would serve until the 2025 annual meeting and until their respective successors have been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. The Company encourages its nominees for director to attend its annual meetings.
Directors are elected by a majority of the votes of the holders of shares present online at the meeting or represented by proxy and entitled to vote on the election of directors.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE.
Nominees for Director and Continuing Directors
The following table provides summary information about each of our director nominees, continuing directors and non-continuing directors as of April 5, 2022:
Name	Age	Position	Director Since	Current Term Expires	Independent
Nominees for Director
Matthew S. Holt	45	Chairman	December 2017	2022 Annual Meeting	Yes
Kyle B. Peterson	36	Director	December 2017	2022 Annual Meeting	Yes
Continuing Directors
Brandon H. Hull	61	Director	April 2018	2023 Annual Meeting	Yes
Kevin M. McNamara	66	Director	April 2013	2023 Annual Meeting	No
Albert A. Notini	65	Director	December 2017	2023 Annual Meeting	Yes
Arnold Goldberg	54	Director	August 2021	2023 Annual Meeting	Yes
Kyle Armbrester	37	Chief Executive Officer and Director	April 2018	2024 Annual Meeting	No
Taj J. Clayton	45	Director	July 2020	2024 Annual Meeting	Yes
Vivian E. Riefberg	61	Director	February 2020	2024 Annual Meeting	Yes
Heather Dixon	49	Director	April 2021	2024 Annual Meeting	Yes
Non-continuing Directors
Stephen F. Wiggins*	65	Director	November 2019	2022 Annual Meeting	No
*	Mr. Wiggins is not a nominee for election at the Annual Meeting.
The brief biographies below include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of our directors, including Mr. Holt and Mr. Peterson, our nominees for director. Our Class II directors will continue in office until the 2023 Annual Meeting and our Class III directors will continue in office until the 2024 Annual Meeting.

Class I Directors
Matthew S. Holt has served as Chairman of our Board since December 2017. Mr. Holt serves as a Managing Director and President, Private Equity of New Mountain Capital LLC. Since August 2001, he has focused on growth buyouts across a range of industries including healthcare products, health technology, materials and infrastructure. Mr. Holt currently serves on the board of Avantor, Inc., where he also serves on the Compensation Committee. Mr. Holt serves as Lead Director or Chairman of CIOX Health, Cloudmed, Cytel, Emids, Ontario Systems, W20 and Zep, Inc. He also serves as a Director of Aceto, Topic Pharmaceuticals, and TRC Companies. He previously served as Lead Director of Bellerophon Therapeutics, Inc., Convey Health Solutions, Inc., Equian LLC, Gelest, Ikaria, Inc., Nusil Technology LLC and as a Director of MailSouth. Mr. Holt holds an AB in English and American Literature and Language from Harvard College. Mr. Holt was selected to serve on our Board of Directors because of his management and advisory experience with various companies in the healthcare industry and his extensive experience in the areas of finance, strategy, international business transactions and mergers and acquisitions.
Kyle B. Peterson has served as Director of the Company since December 2017. He serves as a Managing Director of New Mountain Capital and has been with the firm since September 2011. Prior to this, he was an investment professional at Sageview Capital from August 2009 to September 2011. Prior to Sageview, Mr. Peterson worked in the Mergers and Acquisitions group at Merrill Lynch from June 2006 to July 2009. He currently serves as Chairman of the Board of Directors of HealthComp since December 2020, a Director on the board of Tinuiti since December 2020, as a Director on the board of Horizon Services since November 2019, and formerly served on the boards of Equian from November 2015 to July 2019, Remedy Partners from January 2019 to November 2019 and Cytel from November 2017 to January 2021. Mr. Peterson received his B.S. from Cornell University. Mr. Peterson was selected to serve on our Board of Directors because of his expertise in investment strategy and mergers and acquisitions and his management experience as both an executive officer and director of various companies.
Stephen F. Wiggins, an entrepreneur and private investor, has served as a Director of the Company since November 2019, following the merger of Remedy Partners and Signify Health. From September 2011 to January 2019, he was the Founder and Chairman of Remedy Partners. From March 2008 to December 2018, he was a Managing Director at EW Healthcare Partners. He was previously the Founder, Chairman and CEO of HealthMarket from September 1999 to April 2004, and the Founder, Chairman and CEO of Oxford Health Plans from September 1984 to January 1998. From 1978 to 1982, Mr. Wiggins was the Founder and Executive Director of the non-profit organization Accessible Space. Mr. Wiggins holds an MBA from Harvard Business School and a BA in Urban Studies from Macalester College. Mr. Wiggins was selected to serve on our Board of Directors because of his management experience as a founder and chairman of numerous healthcare companies. Mr. Wiggins term as a member of our board of directors will end at the Annual Meeting, and we thank him for his distinguished service.
Class II Directors
Brandon H. Hull has served as a Director of the Company since April 2018. Since February 2018, Mr. Hull has served as an Industry Advisor for New Mountain Capital. Prior to this, from September 1996 to December 2017, he was the Managing General Partner and Co-Founder of Cardinal Partners. He has served on the Board of Asylon Aerospace since September 2015 and served on the Board of athenahealth as Lead Director from August 1999 to January 2019. He has also previously served as a Director of Equian, Sapphire Digital, Ivenix, QPID, Inc., Cureatr and CodeRyte, among many others. Mr. Hull holds an MBA from the Wharton School of the University of Pennsylvania and a BA in Literature & Philosophy from Wheaton College. Mr. Hull was selected to serve on our Board of Directors because of his extensive expertise in the healthcare sector and his management experience as a director of numerous companies.
Kevin M. McNamara has served as a Director of the Company since April 2013. He previously served as the Chief Executive Officer of CenseoHealth from February 2015 to June 2018. Mr. McNamara has served as the Founding Principal at McNamara Family Ventures since June 2012. From April 2013 to October 2014, he was an Operating Partner at Health Evolution Partners. He has been a Director of Tyson Foods, Inc. since August 2007 and currently serves as the Vice Chairman and Lead Independent Director. He served as a Director of Luminex Corporation from May 2003 until its sale in July 2021. Mr. McNamara previously served on the Board of Leon Medical Centers, Agilum Healthcare Intelligence and Optimal Radiology Partners. Mr. McNamara holds a BS in Accounting from Virginia Commonwealth University and an MBA from the University of Richmond.

Mr. McNamara was selected to serve on our Board of Directors because of his financial expertise and management experience as both a principal financial officer and director of public companies.
Albert A. Notini has served as a Director of the Company since December 2017. Since January 2012, he has served as Managing Director and Lead, Operating Partner Group at New Mountain Capital. Prior to this, he was the Chairman and Chief Executive Officer of Apptis Inc. from March 2007 to June 2011. From April 2004 to August 2007, he was the President and Chief Operating Officer of Sonus Networks, Inc. Mr. Notini currently serves as a Director of Premier Dental Services, Benevis Holdco, Datavant Group, Emids, MAG Aerospace, Accolite Digital Group and Citrin Cooperman. Mr. Notini holds a JD from Boston College Law School, a MA from Boston University and a BA from Boston College. Mr. Notini was selected to serve on our Board of Directors because of his management experience as both an executive officer and director of various companies.
Arnold Goldberg has served as Director of the Company since August 2021. Mr. Goldberg currently serves as Vice President/General Manager of Payments and Next Billion Users at Google. From 2013 through 2021, Mr. Goldberg served in various executive and leadership positions at PayPal Holdings, Inc., most recently as Senior Vice President, Chief Product Architect and Senior Technologist. From 2009 to 2012, Mr. Goldberg served in various senior engineering positions at Box, Inc. From 2008 to 2009, Mr. Goldberg served in various senior engineering positions at LinkedIn Corporation. From 2001 to 2008, Mr. Goldberg served in various senior engineering positions at eBay Inc. Since 2013, Mr. Goldberg has served on the Advisory Board of the University of Florida, College of Engineering. Mr. Goldberg currently serves on the Boards of inXpress and MarketNation. Mr. Goldberg holds a Bachelor of Science in Computer Engineering from the University of Florida.
Class III Directors
Kyle Armbrester has served as Chief Executive Officer and a Director of the Company since April 2018. Prior to this, Mr. Armbrester was at athenahealth, where he served as Senior Vice President and Chief Product Officer from May 2015 to April 2018, leading the core product and operations division, and Vice President, Strategy & Corporate Development from May 2011 to May 2015, driving corporate development through strategic partnerships and investments. He has been a Director at The Mentor Network since September 2019 and Parexel International since November 2017. Mr. Armbrester holds an MBA from Harvard Business School and an AB in Government from Harvard University. Mr. Armbrester was selected to serve on our Board of Directors because of his management experience and expertise in the healthcare sector.
Taj J. Clayton has served as a Director of the Company since July 2020. Mr. Clayton has served as a member of the Executive Advisory Council of New Mountain Capital since July 2020. Since September 2020, Mr. Clayton has served as a Partner at Kirkland & Ellis LLP. Prior to this, from March 2017 to August 2020, he was a Partner at Winston & Strawn, LLP. From September 2006 to December 2013, he was an Associate, and from January 2014 to March 2017, a Principal, at Fish & Richardson P.C. From September 2005 to September 2006, Mr. Clayton served as a Law Clerk to Chief Judge Mark L. Wolf in the United States Federal District Court of Massachusetts. Mr. Clayton is a member of the President’s Advisory Board for UT Southwestern Medical Center, a Member of the Board for the International Institute for Conflict Prevention and Resolution, a Member of the National Board of Directors for Girls Inc., a Member of the Board of the Hockaday School, a Member of the Board of the Harvard Club of Dallas, a Member of the SMU Tate Lecture Series, and a Member of the Advisory Board for the Coalition of Black Excellence. Mr. Clayton holds a JD from Harvard Law School and an AB in History from Harvard University. Mr. Clayton was selected to serve on our Board of Directors because of his extensive professional experience working with a variety of successful companies and previous board member experience.
Vivian E. Riefberg has served as a Director of the Company since February 2020. Since August 2020, she has served as the David C. Walentas Jefferson Scholars Foundation Professorship Chair and is a Professor of Practice at the University of Virginia Darden School of Business. Prior to this, from September 1987 to May 2020, Ms. Riefberg was at McKinsey & Company and held a variety of senior positions, including leading the Public Sector Practice for the Americas and co-leading the U.S. Health Care practice. She currently serves as an Emeritus Director with McKinsey & Company since June 2020. In 2018, Ms. Riefberg was elected as a Director to the board of the Public Broadcasting Service. She also serves on the board of Johns Hopkins Medicine since July 2020, and the board of KHealth, which she joined in 2021. In the fall of 2021, she was asked to join the Advisory Council for the Smithsonian American Women’s History Museum. Ms. Riefberg also serves on the Boards of Lightrock Holding AG, National Education Equity Lab and the Lorna Breen Heroes

Foundation. She was previously on the Board of Governors for the NIH Clinical Center and was a Director on the boards for the Partnership for a Healthier America, Mentors, Inc. and McKinsey & Company. Ms. Riefberg holds an MBA from Harvard Business School and a BA in History from Harvard University. Ms. Riefberg was selected to serve on our Board of Directors because of her healthcare expertise across both public and private sectors and her management experience.
Heather Dixon has served as Director of the Company since April 2021. Since June 2021, Ms. Dixon has served as the Chief Financial Officer at Everside Health. Prior to her role at Everside Health, Ms. Dixon served as the Senior Vice President, Global Controller and Chief Accounting Officer of Walgreens Boots Alliance (WBA), a position she held since 2019. Before joining WBA, Ms. Dixon served as the Controller and Chief Accounting Officer of Aetna, Inc. from 2017 to 2019, and as Assistant Controller from 2016 to 2017. Prior to Aetna, Ms. Dixon served as Assistant Controller of PepsiCo from 2015 to 2016 and in various financial and accounting roles at American Express from 2005 to 2016. Ms. Dixon was Director, Global Capital Markets Group-London at PricewaterhouseCoopers from 2002 to 2005, and served as a member of the assurances services team in Dallas from 1994-2002. Ms. Dixon previously served as WBA appointed Director on the Board of Directors of BrightSpring Health Services. Ms. Dixon is a Certified Public Accountant and holds a Bachelor of Business Administration in Accounting from Southern Methodist University.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Because New Mountain Capital and its affiliates control a majority of our outstanding voting power, we are a “controlled company” under the corporate governance rules of the NYSE. Therefore, we are not required to have a majority of our Board of Directors be independent, nor are we required to have a fully independent compensation committee or nominating committee. We have nevertheless opted to have a majority of our Board of Directors be independent and to have a Nominating and Corporate Governance Committee comprised of independent directors as more fully described below.
Independence of the Board of Directors
NYSE rules generally require that a majority of the members of a listed company’s board of directors be independent. In addition, NYSE rules generally require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating committees be independent. Although we are a “controlled company” under the corporate governance rules of NYSE and, therefore, are not required to comply with certain rules requiring director independence, we have nevertheless opted, under our corporate governance guidelines, to have a majority of the members of our Board of Directors be independent.
Our Nominating and Corporate Governance Committee and our Board of Directors have undertaken a review of the independence of each director. Based on information provided by each director concerning his or her background, employment and affiliations, our Board of Directors has determined that, Matthew S. Holt, Albert A Notini, Arnold Goldberg, Kyle B. Peterson, Brandon H. Hull, Vivian E. Riefberg, Taj J. Clayton and Heather Dixon do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under applicable NYSE rules. In making these determinations, our Board of Directors considered the current and prior relationships that each non-employee director has with the Company and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described in the section titled “Transactions with Related Parties and Indemnification.”
Board Leadership Structure
Our Board has an independent Chair, Mr. Holt, who has authority, among other things, to call and preside over Board meetings, including meetings of the independent directors, as well as the authority to call special meetings of the stockholders. Accordingly, the Chair of the Board has substantial ability to shape the work of the Board. The Company believes that separation of the positions of the Chair and Chief Executive Officer reinforces the independence of the Board in its oversight of the business and affairs of the Company. In addition, the Company believes that having an independent Chair creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of the Company and its stockholders. As a result, the Company believes that having an independent Chair can enhance the effectiveness of the Board as a whole. We believe that the leadership structure of our Board, including Mr. Holt’s role as Chair, as well as the strong independent committees of our Board, is appropriate and enhances our Board’s ability to effectively carry out its roles and responsibilities on behalf of our stockholders.
Role of the Board in Risk Oversight
One of the key functions of our Board of Directors is informed oversight of our risk management process. Such risks include, among others, strategic, financial, business and operational, cybersecurity, legal and regulatory compliance and reputational risks. Our Board of Directors does not have a standing risk management committee, but rather administers this oversight function directly through the Board of Directors as a whole, as well as through its standing committees that address risks inherent in their respective areas of oversight. In particular, our Board of Directors is responsible for monitoring and assessing strategic risk exposure. Our Audit Committee is responsible for reviewing and discussing our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies with respect to risk assessment and risk management. In addition to oversight of the performance of our external auditors, our Audit Committee also monitors compliance with legal and regulatory requirements and reviews related party transactions. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs have the potential to encourage excessive risk-taking. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines. Additionally, our Board of Directors recognizes that climate change is an area of increasing interest to investors as they evaluate which businesses may be impacted as the world evolves into a lower carbon economy. While our management does not currently anticipate material capital expenditures arising from environmental regulation, our Board of Directors will continue to evaluate our exposure to climate change.
Family Relationships
There are no family relationships among the directors and executive officers.
Meetings of the Board of Directors
The Board met 9 times during the last fiscal year. Each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which they served, held during the portion of the last fiscal year for which they were a director or committee member. The Company’s directors are encouraged to attend our annual meetings of stockholders, but we do not currently have a policy relating to director attendance. We did not hold a 2021 Annual Meeting of Stockholders because our capital stock was not publicly traded prior to February 2021.
Information Regarding Committees of the Board of Directors
The Board has four standing committees: An Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Corporate Development Committee. The following table provides membership for each of the Board committees:
Name	Audit	Compensation	Nominating and Corporate Governance	Corporate Development
Matthew S. Holt	—	Chair	Chair	—
Kyle B. Peterson	—	—	Member	Chair
Stephen F. Wiggins*	—	—	—	Member
Brandon H. Hull	—	—	—	Member
Kevin M. McNamara	—	Member	—	—
Albert A. Notini	—	Member	—	—
Arnold Goldberg	Member	—	—	—
Taj J. Clayton	Member	—	—	—
Vivian E. Riefberg	—	—	Member	—
Heather Dixon	Chair	—	—	—
*	Mr. Wiggins is not a nominee for election at the Annual Meeting and his term as director will end at the Annual Meeting.
Each of the committees has authority under its Charter to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities.

Audit Committee
The members of our Audit Committee are Heather Dixon, Taj J. Clayton and Arnold Goldberg. Heather Dixon is the chairwoman of our Audit Committee. Each committee member meets the requirements for independence under the current NYSE listing standards and SEC rules and regulations and is financially literate. In addition, our Board of Directors has determined that Heather Dixon qualifies as an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K promulgated under the Securities Act of 1933, as amended (the “Securities Act”). This designation does not impose on Heather Dixon any duties, obligations or liabilities that are greater than are generally imposed on members of our Audit Committee and our Board of Directors. Our Audit Committee is directly responsible for, among other things:
•	selecting a firm to serve as the independent registered public accounting firm to audit our financial statements;
•	ensuring the independence of the independent registered public accounting firm;
•	discussing the scope and results of the audit with the independent registered public accounting firm and reviewing, with management and that firm, our interim and year-end operating results;
•	reviewing the Company’s policies and practices with respect to risk assessment and risk management;
•	establishing procedures for employees to anonymously submit concerns about questionable accounting or audit matters;
•	reviewing the Company’s compliance with laws and regulations, including major legal and regulatory initiatives;
•	considering the adequacy of our internal controls and internal audit function;
•	reviewing material related-person transactions or those that require disclosure; and
•	approving or, as permitted, pre-approving all audit and non-audit services to be performed by the independent registered public accounting firm.
Our Audit Committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of the NYSE. A copy of the charter for our Audit Committee is available on our website at investors.signifyhealth.com. During fiscal 2021, our Audit Committee held 7 meetings.
Report of the Audit Committee of the Board of Directors
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act or the Exchange Act, other than our Annual Report on Form 10-K, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2021 with management of the Company. The Audit Committee has discussed with the Company’s independent registered public accounting firm, Deloitte & Touche LLP, the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (the “PCAOB”). The Audit Committee has also received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence and has discussed with Deloitte & Touche LLP the accounting firm’s independence.
Based on the foregoing, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.
Respectfully submitted by the members of the Audit Committee of the Board.
Taj J. Clayton
Arnold Goldberg
Heather Dixon (Chair)

Compensation Committee
The members of our Compensation Committee are Matthew S. Holt, Kevin M. McNamara and Albert A. Notini. Matthew S. Holt is the chairman of our Compensation Committee. Each of Matthew S. Holt and Albert A. Notini meets the requirements for independence under the current NYSE listing standards and SEC rules and regulations. Our Compensation Committee is responsible for, among other things:
•	reviewing and approving, or recommending that the Board approve, the compensation of our executive officers;
•	reviewing and recommending to the Board the compensation of our directors;
•	administering our stock and equity incentive plans;
•	reviewing and approving, or making recommendations to the Board with respect to, incentive compensation and equity plans; and
•	reviewing our overall compensation philosophy.
Our Compensation Committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of the NYSE. A copy of the charter for our Compensation Committee is available on our website at investors.signifyhealth.com. During fiscal 2021, our Compensation Committee held 8 meetings.
In addition, after the Company ceases to be an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, the Compensation Committee will review with management the Company’s Compensation Discussion and Analysis.
Compensation Committee Processes and Procedures
Role of the Compensation Committee and Management
Our Compensation Committee is responsible for the oversight and administration of the compensation programs applicable to our executive officers and reports to our Board on its discussions, decisions and other actions. These responsibilities include setting executive officer base salaries, annual cash bonus opportunities, equity compensation, employment offers (including post-employment compensation arrangements), severance arrangements, and other compensation and personal benefits.
Our Chief Executive Officer makes compensation-related recommendations to our Compensation Committee for each of our executive officers, other than with respect to his own compensation. These recommendations cover each executive officer’s total target compensation, which his comprised of base salary and short-term cash and long-term equity incentive opportunities, as well as discretionary cash bonuses for the accomplishment of strategic initiatives. In making these recommendations, our Chief Executive Officer considers a variety of factors including publicly-available data of our peer group, our operating results, the executive officer’s individual contribution toward these results and other strategic goals, the executive officer’s role and performance of such executive officer’s duties and individual goals, as well as the relative compensation among other officers. Our Compensation Committee reviews the recommendations of our Chief Executive Officer and other available data and information, including publicly-available data of our peer group. Our Compensation Committee then determines the target total compensation, and each element thereof, for each of our executive officers, including our Chief Executive Officer. While our Chief Executive Officer attends certain meetings of our Compensation Committee, our Compensation Committee meets in Executive Session without our Chief Executive Officer present when discussing his compensation and certain other matters.
Our Compensation Committee is also responsible for the oversight and administration of the compensation program applicable to our non-employee directors. In designing the Company’s non-employee director compensation program, our Compensation Committee reviewed director compensation data provided by the Compensation Committee’s independent compensation consultant as well as publicly-available data of our peer group. In January 2021, our Board of Directors approved the Company’s current Non-Employee Director Compensation Policy upon the recommendation of our Compensation Committee, as described under “Director Compensation” on page 30. The Compensation Committee is responsible for overseeing such policy.

Our Compensation Committee may delegate its authority to subcommittees or the Chair of the Compensation Committee, and may delegate to one or more officers of the Company the authority to make equity and equity-based grants to any non-Section 16 officer of the Company, as it deems appropriate and in the best interests of the Company.
Role of the Compensation Consultant
Our Compensation Committee is authorized to retain the services of one or more executive and director compensation advisors in connection with the establishment of our executive and non-employee director compensation programs and related policies. During the course of 2021, the Compensation Committee engaged the services of FW Cook, Inc. and Pearl Meyer to provide advice with respect to the determination and recommendation of the amount or form of executive and non-employee director compensation, including through market information, analysis or otherwise. Since July 2021, Pearl Meyer has served as the Compensation Committee’s sole compensation consultant and the Compensation Committee has continued to retain Pearl Meyer on an ongoing basis. The Compensation Committee engaged Pearl Meyer to, among other things, assist in developing a group of peer companies to help it determine overall compensation packages and programs for our executive officers, as well as assess each separate element of compensation. The goal was to ensure that the compensation we offer to our executive officers, individually and in the aggregate, is competitive and aligned with our business and executive talent requirements.
The Compensation Committee, after reviewing all relevant factors, has affirmatively determined that no conflict of interest has arisen with respect to the engagement of or work conducted by FW Cook or Pearl Meyer.
Competitive Position
To compare our executive compensation against the competitive market, our Compensation Committee reviews and considers the compensation levels and practices of a group of comparable technology and health care companies. The companies in this compensation peer group were selected on the basis of revenue, market cap, revenue growth, EBITDA margin and number of employees, among other factors.
In July 2021, with the assistance of Pearl Meyer, the Compensation Committee developed a compensation peer group to reflect our key financial attributes and recognize our business focus. For fiscal year 2021, the executive compensation peer group consisted of the companies identified below, as recommended by Pearl Meyer, the Compensation Committee’s independent compensation consultant, and approved by the Compensation Committee.
Bright Health Group, Inc.	Inovalon Holdings, Inc.	Amedisys, Inc.
Teladoc Health, Inc.	Oscar Health, Inc.	LHC Group, Inc.
Agilon Health, Inc.	Manhattan Associates, Inc.	Oak Street Health, Inc.
Evolent Health, Inc.	Tabula Rasa HealthCare, Inc.	Addus HomeCare Corporation
Privia Health Group, Inc.	Health Catalyst, Inc.	HealthEquity, Inc.
Guidewire Software, Inc.	AMN Healthcare Services, Inc.	1Life Healthcare, Inc.
Aspen Technology, Inc.	The Ensign Group, Inc.
Market data from the peer group was used as a reference point for the Compensation Committee to assess our current compensation levels in its deliberations on compensation forms and amounts. The Compensation Committee reviews our compensation peer group annually and may make adjustments to its composition, considering changes in both our business and the business of the companies in the peer group.
Compensation Committee Interlocks and Insider Participation
No member of our Compensation Committee is, or was during fiscal 2021, an officer or employee of the Company. None of our executive officers currently serves or served during fiscal 2021 as a director or member of the Compensation Committee (or other board committee performing equivalent functions) of any entity that has or had, at the relevant time, one or more executive officers serving on our Compensation Committee or the Board.
Nominating and Governance Committee
The members of our Nominating and Corporate Governance Committee are Matthew S. Holt, Kyle B. Peterson and Vivian E. Riefberg. Matthew S. Holt is the chairman of our Nominating and Corporate

Governance Committee. Matthew S. Holt, Kyle B. Peterson and Vivian E. Riefberg all meet the requirements for independence under the current NYSE listing standards. Our Nominating and Corporate Governance Committee is responsible for, among other things:
•	identifying and recommending candidates for membership on our Board of Directors;
•	reviewing and recommending our corporate governance guidelines and policies;
•	reviewing proposed waivers of the code of conduct for directors and executive officers;
•	overseeing the process of evaluating the performance of our Board of Directors; and
•	assisting our Board of Directors on corporate governance matters.
Our Nominating and Corporate Governance Committee operates under a written charter that satisfies the applicable NYSE listing standards. A copy of the charter for our Nominating and Corporate Governance Committee is available on our website at investors.signifyhealth.com. During fiscal 2021, our Nominating and Corporate Governance Committee held 3 meetings.
Considerations in Evaluating Director Nominees
Our Nominating and Corporate Governance Committee uses a variety of methods to identify and evaluate director nominees. In its evaluation of director candidates, our Nominating and Corporate Governance Committee considers the current size and composition, organization, and governance of our Board and the needs of our Board and the respective committees of our Board. Some of the qualifications that our Nominating and Corporate Governance Committee considers include, without limitation, issues of character, integrity, judgment, business experience, and diversity, and with respect to diversity, such factors as gender, race, ethnicity, differences in professional background, education, skill and other individual qualities and attributes that contribute to the total mix of viewpoints and experience represented on the Board, potential conflicts of interest and other commitments. In addition, our Nominating and Corporate Governance Committee takes into account the enhanced independence, financial literacy and financial expertise standards that may be required under law or the NYSE rules for the Audit Committee or other committee membership purposes. Nominees must also have the highest personal and professional ethics and the ability to offer advice and guidance to our Chief Executive Officer and other members of management based on proven achievement and leadership in the companies or institutions with which they are affiliated. Director candidates must understand the fiduciary responsibilities that are required of a member of our Board and have sufficient time available in the judgment of our Nominating and Corporate Governance Committee to perform all Board and committee responsibilities. Members of our Board are expected to prepare for, attend, and participate in all Board and applicable committee meetings. Our Nominating and Corporate Governance Committee may also consider such other factors as it may deem, from time to time, are in our and our stockholders’ best interests.
In February 2021, we became a public company and our stock was listed on the NYSE. Beginning in 2022, and annually thereafter, our Board will conduct an annual evaluation of the performance of individual directors, the Board as a whole, and each of the Board’s standing committees, including an evaluation of the qualifications of individual members of the Board and its committees. The evaluation will be conducted via a list of questions that are provided to each director. The results of the evaluation and any recommendations for improvement are provided orally to our Board and the other standing committees of the Board either by the Chair of the Board or our outside counsel.
The Nominating and Corporate Governance Committee considers the suitability of each director candidate, including current directors, in light of the current size and composition of our Board. Although we do not maintain a specific policy with respect to board diversity, our Board believes that our Board should be a diverse body, and our Nominating and Corporate Governance Committee considers a broad range of backgrounds and experiences. In making determinations regarding nominations of directors, our Nominating and Corporate Governance Committee may take into account the benefits of diverse viewpoints. Our Nominating and Corporate Governance Committee also considers these and other factors as it oversees the annual director and committee evaluations. Based on these factors, our Nominating and Corporate Governance Committee recommends to our full Board the director nominees for selection.

Stockholder Recommendations and Nominations to the Board of Directors
The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders so long as such recommendations comply with our amended and restated certificate of incorporation, amended and restated bylaws, and applicable laws, rules and regulations, including those promulgated by the SEC. Our Nominating and Corporate Governance Committee will evaluate such recommendations in accordance with its charter, our amended and restated bylaws and our policies and procedures for director candidates, as well as the regular director nominee criteria described above. There is no difference in the evaluation process of a candidate recommended by a stockholder as compared to the evaluation process of a candidate identified by any of the other means described above. This process is designed to ensure that our Board includes members with diverse backgrounds, skills, and experience, including appropriate financial and other expertise relevant to our business. Eligible stockholders wishing to recommend a candidate for nomination should contact the Secretary—Proxy at Signify Health, Inc., 800 Connecticut Avenue, Norwalk, CT 06854. To be timely for the 2022 Annual Meeting of Stockholders, nominations must be received by our Secretary observing the same deadlines for stockholder proposals discussed above under “When are stockholder proposals and director nominations due for next year’s annual meeting?”
Corporate Development Committee
The members of our Corporate Development Committee are Kyle B. Peterson, Brandon H. Hull and Stephen F. Wiggins. Mr. Peterson is the chairman of our Corporate Development Committee. Mr. Wiggins is not a nominee for election at the Annual Meeting. Our Corporate Development Committee is responsible for, among other things, reviewing and approving the acquisitions, dispositions, joint ventures and strategic partnerships and investments of the Company.
Our Corporate Development Committee operates under a written charter that is available on our website at investors.signifyhealth.com. During fiscal 2021, our Corporate Development Committee held 5 meetings.
Stockholder Communications With the Board of Directors
Our relationship with our stockholders is an important part of our corporate governance program. Engaging with our stockholders helps us to understand how they view us, to set goals and expectations for our performance, and to identify emerging issues that may affect our strategies, corporate governance, compensation practices or other aspects of our operations. Our stockholder and investor outreach includes investor road shows, analyst meetings and investor conferences and meetings. We also communicate with stockholders and other stakeholders through various media, including our annual report and SEC filings, proxy statement, news releases and our website. Our conference calls for quarterly earnings releases are open to all. These calls are available in real time and as archived webcasts on our website for a period of time.
Interested parties wishing to communicate with non-management members of our Board may do so by writing and mailing the correspondence to Secretary—Proxy at Signify Health, Inc., 800 Connecticut Avenue, Norwalk, CT 06854. Each communication should set forth (i) the name and address of the stockholder, as it appears on our books, and if the shares of our common stock are held by a nominee, the name and address of the beneficial owner of such shares, and (ii) the class and number of shares of our common stock that are owned of record by the record holder and beneficially by the beneficial owner. Our legal department, in consultation with appropriate members of our Board as necessary, will review all incoming communications and, if appropriate, such communications will be forwarded to the appropriate member or members of our Board, or if none are specified, to the Chair of our Board. Communications are distributed to the Board, or to any individual director as appropriate depending on the facts and circumstances outlined in the communication. In that regard, the Board has requested that certain items which are unrelated to the duties and responsibilities of the Board should be excluded. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded, with the provision that any communication that is filtered out must be made available to any non-management director upon request. Every effort has been made to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner.
Code of Ethics and Corporate Governance Guidelines
Our Board of Directors has adopted the Signify Health, Inc. Standards of Conduct that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial and Administrative

Officer, Chief Operating Officer and other executive and senior financial officers. The full text of our Standards of Conduct is posted on the investor relations section of our website at investors.signifyhealth.com. We intend to disclose future amendments to our Standards of Conduct, or any waivers of such standards, on our website or in public filings.
The full text of our Corporate Governance Guidelines are posted on the investor relations section of our website at investors.signifyhealth.com.
ESG at Signify Health
At Signify Health, our purpose is to transform how care is paid for and delivered so that people can enjoy more healthy, happy days at home. We have ongoing efforts across environmental, social, and governance (“ESG”) areas to pursue our company purpose. Below we describe highlights of our ESG efforts.
Social
We work with and serve a wide range of stakeholders: patients, providers, payors, community-based organizations, government agencies, our employees, and our investors. We believe that the healthcare industry is undergoing an important transition from one based solely on volume to one benchmarked and paid for based on the value of those services. We have a flexible, mobile network of over 10,000 credentialed clinicians, including physicians, nurses, nurse practitioners, physician assistants and pharmacists, that are held to industry leading standards of clinical quality, documentation, licensure and credentialing. We are committed to providing solutions that improve the patient experience across the healthcare system and the quality of healthcare in our nation.
We are deeply committed to the equitable care and treatment of all individuals. Eliminating non-medical barriers to health, such as housing insecurity, food and transportation scarcity, poor air quality and education, can improve the quality of life of individuals and in communities. We work with community-based organizations and clinical and social care coordinators and provide a platform through which they can coordinate an individual’s non-clinical needs and reduce barriers to high-quality healthcare.
We advance value-based payment models that align incentives for payors, providers, and patients across all stages of the care continuum, which we believe improves the sustainability of our health care system. Value-based payment models are designed to increase price and quality transparency, reduce unnecessary variation and adverse clinical outcomes, and allow high performing provider networks and community-based organizations to quickly leverage innovations in data, analytics and mobile diagnostic technologies. We continue to collaborate with various employers, health plans, and health systems to support their participation in existing value-based payment programs and to design and implement new value-based programs across all populations.
Environment
Our goal is to provide more happy, healthy days at home, thereby reducing the need for patients and members to travel unnecessarily to traditional sites of care. Our expertise in data-driven real-world logistics and provider enablement allows us to expand the depth of healthcare services delivered in the home setting. We continually focus on dispatching our mobile clinician workforce in the most efficient and least environmentally intrusive manner.
Governance
The Signify Health Board of Directors is a diverse group of individuals representing diverse life and business experiences to inform and guide us to high standards of corporate ethics and governance. The Board of Directors is committed to ensuring that our efforts to increase shareholder value remain consistent with our stated purpose. The Board is compensated with our equity to align their interests with the interests of our investors and the ongoing success of the organization to change the way healthcare is delivered and paid for so that individuals can enjoy more happy, healthy days at home.

PROPOSAL 2
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board has selected Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Deloitte & Touche LLP has audited the Company and its predecessor entities’ financial statements since the year ended December 31, 2018. Representatives of Deloitte & Touche LLP are expected to be present during the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither the Company’s Amended and Restated Bylaws nor other governing documents or law require stockholder ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.
The affirmative “for” vote of a majority of the votes cast on the matter will be required to ratify the selection of Deloitte & Touche LLP.
Principal Accountant Fees and Services
The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2020 and December 31, 2021, by Deloitte & Touche LLP, the Company’s principal accountant.
	Fiscal Year (In millions)
	2021	2020
Audit Fees(1)	$2.0	$2.6
Audit-related Fees(2)	2.1	2.1
Tax Fees(3)	0.5	1.2
All Other Fees	—	0.3
Total Fees	$4.6	$6.2
(1)
“Audit fees” consist of fees for the audit of our consolidated financial statements, the review of unaudited interim financial statements and other professional services. These audit fees also include professional services provided in connection with our initial public offering (“IPO”) incurred during the fiscal year ended December 31, 2020, including comfort letters, consents, and review of documents filed with the SEC.

(2)
“Audit-related fees” consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and which are not reported under “Audit fees.” These include professional services in 2021 and 2020 in connection with due diligence for contemplated transactions.

(3)
“Tax fees” consist of professional fees related to U.S. tax return preparation and tax compliance in connection with the Reorganization Transactions (as defined below) and Tax Receivable Agreement (as defined below).

All fees described above were pre-approved by the Audit Committee.
Pre-Approval Policies and Procedures
The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by the Company’s independent registered public accounting firm, Deloitte & Touche LLP. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.
The Audit Committee has determined that the rendering of services other than audit services by Deloitte & Touche LLP is compatible with maintaining the principal accountant’s independence.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2

EXECUTIVE OFFICERS
The following table sets forth certain information with respect to our current executive officers as of April 5, 2022. Biographical information for our Chief Executive Officer and Director Kyle Armbrester is included above with the director biographies under the caption “Class III Directors Continuing in Office Until the 2024 Annual Meeting.”
Name	Age	Position
Kyle Armbrester	37	Chief Executive Officer and Director
Steven Senneff	53	President, Chief Financial and Administrative Officer
Peter Boumenot	43	Chief Product Officer
Josh Builder	40	Chief Technology Officer
Laurel Douty	54	Executive Vice President, Clinical Operations, Episodes of Care Services
Adam McAnaney	45	General Counsel and Secretary
David Pierre	42	Chief Operating Officer
Marc Rothman, MD	51	Chief Medical Officer
Steven Senneff, President, Chief Financial and Administrative Officer
Mr. Senneff has served as President and Chief Financial and Administrative Officer of the Company since November 2019. Prior to this, Mr. Senneff served as the Chief Financial Officer of Remedy Partners from March 2019 to November 2019 and as the Chief Financial Officer of DigitalOcean, Inc. from October 2017 to February 2019, where he was responsible for all of the accounting and finance activities at the respective companies. At Cotiviti, Inc., he served as Chief Financial Officer from October 2012 to April 2014 and from May 2015 to September 2017, where he was responsible for all of Cotiviti’s accounting and finance activities and part of the leadership team that took the company public, and Chief Operating Officer from May 2014 to April 2015, where he focused on growth opportunities during a post-acquisition integration period. Mr. Senneff serves as a Director and Chair of the Audit Committee of Cloudmed, Inc. Mr. Senneff holds an MBA from Purdue University, Krannert Graduate School of Management and a BBA in Accounting from the University of Iowa.
Peter Boumenot, Chief Product Officer
Mr. Boumenot has served as Chief Product Officer of the Company since January 2020. Prior to this, Mr. Boumenot served as Senior Vice President, Product & Operations-Signify Community of the Company from August 2019 to January 2020. Prior to this, Mr. Boumenot was at athenahealth for nine years, serving as Vice President, Product Management from October 2017 to July 2019 leading patient engagement, population health and revenue cycle services and prior to that was Vice President, Client Solution Group from March 2014 to October 2017 and Director, Solution Design from March 2012 to March 2014, where he led a comprehensive pre-sale to post-go-live commercial organization of across all business segments. Mr. Boumenot holds a BS in Biology from Boston College.
Josh Builder, Chief Technology Officer
Mr. Builder has served as Chief Technology Officer of the Company since June 2020. Prior to this, Mr. Builder served as Chief Technology & Product Officer of Rent the Runway from August 2016 to May 2020, where he was responsible for the customer experience, operational expansion, development of supply chain technology and data engineering. Before that, from June 2015 to July 2016, Mr. Builder was the Chief Technology Officer of Soulcycle where he was responsible for building its technology platform, product organization and customer data analytics. Prior to this, Mr. Builder was at The Orchard, serving as Chief Technology Officer from January 2010 to June 2015 and Vice President and Senior Director, Global Operations, Product Development & Engineering from November 2006 to January 2010, where he led its product management operations, mergers and acquisitions functions and go-private transaction. Mr. Builder holds a BA in Computer Information & Decision Systems & Financial Economics from Carnegie Mellon University.
Laurel Douty, Executive Vice President, Clinical Operations, Episodes of Care Services
Ms. Douty has served as Executive Vice President, Clinical Operations, Episodes of Care Services of the Company since February 2020. Prior to this, Ms. Douty was an independent consultant from January 2019 to February 2020 focused on designing and implementing a clinical managed care infrastructure for a large private equity-owned vision company. Prior to her independent consulting, Ms. Douty was at Magellan Health for almost 11 years with increasing responsibilities during her tenure. Ms. Douty started at Magellan Health in the specialty division from March 2008 to June 2015, progressing to Chief Operating Officer and Senior Vice President of Clinical and Service Operations. From July 2015 through December 2018, Ms. Douty’s role was expanded to Chief Operating Officer and Chief Experience Officer for the broader Magellan Health Care division, which included the following segments: Specialty Medical/Surgical, Behavioral Health, Employee Assistance Programs, ACO and provider care coordination, Medicaid/Medicare health plan and specialty pharmacy claims. Ms. Douty’s operational management during her tenure at Magellan included direct leadership of service and clinical operations, network contracting and network operations management, claims payment and payment integrity, innovation and implementation PMO, and divisional capital expenditure management. Ms. Douty holds a BA in Political Science from the University of Texas at Arlington.
Adam McAnaney, General Counsel and Secretary
Mr. McAnaney has served as General Counsel and Secretary of the Company since its acquisition of Remedy Partners in November 2019. He joined Remedy Partners as General Counsel and Secretary in June 2019. Prior to joining Remedy Partners, Mr. McAnaney was at Aetna where he served as Vice President, Head of Corporate Legal and Corporate Secretary from November 2017 to March 2019, overseeing legal support of SEC reporting and disclosure matters, corporate finance, mergers and acquisitions, subsidiary management, licensing, investments, executive compensation and human resources. Mr. McAnaney previously held the positions of Senior Corporate Counsel from May 2013 to October 2017 and Counsel from May 2011 to April 2012 at Aetna. From September 2004 to May 2011, he was an Associate in the New York, Frankfurt and London offices of Sullivan & Cromwell LLP focusing on capital markets and mergers and acquisitions. Mr. McAnaney holds a JD from Columbia Law School and a BA in Germanic Languages and Literatures from Yale University.
David Pierre, Chief Operating Officer
Mr. Pierre has served as Chief Operating Officer of the Company since December 2017. Prior to this, Mr. Pierre served as Chief Operating Officer of Advance Health from December 2016 to December 2017, where he drove operating scale until its successful sale and merger, which formed Signify Health. Mr. Pierre was at Cerner Corporation from August 2007 to December 2016 in various leadership positions, including Vice President, General Manager and Managing Director, where he led several of Cerner Corporation’s business units, including Hospital Operations, Workforce Management and Pediatrics. He is a member of the Board of Directors of Benevis Holdco, Inc. and a Fellow of the American College of Healthcare Executives. Mr. Pierre holds an MBA from the University of Chicago Booth School of Business and a BA in Psychology from Southern Methodist University.
Marc Rothman, Chief Medical Officer
Dr. Rothman has served as Chief Medical Officer of the Company since June 2020. Prior to this, Dr. Rothman served as Deputy Chief Medical Officer at Aspire Healthcare from May 2019 to June 2020, where he led a nationwide palliative care medical practice and implemented and grew new clinical models and business lines. Before that Dr. Rothman served as Enterprise Chief Medical Officer from January 2015 to December 2018 at Kindred Healthcare, Inc., where he oversaw medical affairs, clinical quality, patient experience and pharmacy services. He also served as the Chief Medical Officer of Kindred’s Nursing Center Division from November 2011 to December 2014, where he led the medical and pharmacy leadership team. Dr. Rothman holds an MD from New York University School of Medicine and a BA in Philosophy from the University of Wisconsin, Madison. He completed his postgraduate clinical training at Yale New Haven Hospital and is triple boarded in Internal Medicine, Geriatric Medicine and Hospice & Palliative Medicine.

DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.
To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2021, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except for one. An inadvertently late Form 4 was filed on March 9, 2022 on behalf of Laurel Douty, our Executive Vice President, Clinical Operations, Episodes of Care Services, relating to Ms. Douty’s purchase of 10,000 shares of our Class A common stock on February 16, 2021 through a directed share program in connection with our IPO.

EXECUTIVE COMPENSATION
Our named executive officers, or the NEOs, for the fiscal year ended December 31, 2021, consist of:
•	Kyle Armbrester, Chief Executive Officer;
•	Peter Boumenot, Chief Product Officer;
•	Josh Builder, Chief Technology Officer; and
•	Sam Pettijohn, our former Chief Growth Officer.
Summary Compensation Table
The following table sets forth all of the compensation awarded to, earned by or paid to our NEOs during the fiscal years ended December 31, 2021 and December 31, 2020.
Name and Principal Position(1)	Fiscal Year	Salary($)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)(6)	Total ($)
Kyle Armbrester Chief Executive Officer	2021	600,000	600,000	—	—	1,200,000	57,417	2,457,417
	2020	604,615	—	13,128,663	—	1,200,000	17,026	14,950,304

Peter Boumenot Chief Product Officer	2021	388,462	—	—	2,442,601	800,000	9,029	3,640,092

Josh Builder Chief Technology Officer	2021	450,000	—	—	1,831,950	800,000	8,976	3,090,926

Sam Pettijohn Former Chief Growth Officer	2021	102,981	—	1,987,300	1,886,396	—	1,921	3,978,598
(1)
Messrs. Boumenot and Builder were not named executive officers in 2020 and their compensation information is therefore only being provided for 2021. Mr. Pettijohn joined the Company in July 2021 and resigned in October 2021.

(2)	Represents payment of a discretionary bonus to Mr. Armbrester in recognition of his exceptional performance in 2021, including the successful completion of our IPO.
(3)
The amounts reported in this column for Mr. Armbrester represent the aggregate grant date fair value of the incentive unit awards granted during 2020, as calculated in accordance with FASB Accounting Standards Codification Topic 718 (“Topic 718”). The assumptions used in calculating the grant date fair value of the incentive unit awards in this column are described in Note 15 to our consolidated financial statements included in our Annual Report on Form 10-K for the 2021 fiscal year. The amounts reported in this column for Mr. Pettijohn represent the aggregate grant date fair value of the restricted stock unit (“RSU”) awards granted during 2021, as calculated in accordance with Topic 718. The grant date fair value is based on the closing stock price of our Class A common stock on the date of grant. The RSUs granted to Mr. Pettijohn upon his commencement of employment with us in 2021 were forfeited in connection with his termination of employment.

(4)
The amounts reported in this column represent the aggregate grant date fair value of the stock options granted to the named executive officers during 2021, as calculated in accordance with Topic 718. The assumptions used in calculating the grant date fair value of the stock options in this column are described in Note 15 to our consolidated financial statements included in our Annual Report on Form 10-K for the 2021 fiscal year. The stock options granted to Mr. Pettijohn upon his commencement of employment with us in 2021 were forfeited in connection with his termination of employment.

(5)
The amounts reported in this column represents (i) for 2021, cash awards earned by each of our NEOs (other than Mr. Pettijohn) pursuant to our 2021 Annual Cash Incentive Plan, as described below under “—2021 Cash Bonuses” and (ii) for 2020, cash award earned by Mr. Armbrester pursuant to our 2020 Annual Cash Incentive Plan.

(6)
The amounts reported in this column represent all other compensation paid to our NEOs in 2021, including (i) 401(k) matching contributions for Messrs. Armbrester, Boumenot, Builder and Pettijohn ($3,295, $8,710, $8,708 and $1,921, respectively); (ii) for Mr. Armbrester, $24,042 in Company-paid medical and dental premiums and $29,680 in personal tax preparation services that are not made available to employees generally; and (iii) Company holiday gifts for Messrs. Armbrester, Boumenot and Builder of $399, $319 and $268, respectively.

Narrative to Summary Compensation Table
Employment Agreements
We have entered into employment agreements with each of our named executive officers (other than Mr. Pettijohn) which are described in further detail below and which generally include the officer’s base compensation, annual bonus opportunity, entitlement to participate in our health and welfare benefit plans and certain restrictive covenants and severance entitlements on qualifying terminations of employment. Upon his commencement of employment, Mr. Pettijohn entered into an offer letter with us, the terms of which are described below.
Kyle Armbrester
Mr. Armbrester’s employment agreement provides for Mr. Armbrester’s employment, commencing no later than June 18, 2018, as our Chief Executive Officer. Under the employment agreement, which does not have a set employment term, Mr. Armbrester’s initial base salary was set at $600,000 (which may be increased, but not decreased). Mr. Armbrester is eligible to receive an annual performance-based cash bonus having a target opportunity of 100% of base salary and a maximum opportunity of 200% of base salary, payable based on the attainment of one or more performance goals established by the Board for the applicable calendar year and at the time designated by the Board (or a committee thereof), subject to Mr. Armbrester’s employment through such payment date (except as described below). In addition, the employment agreement provided for a grant of profits interests of which approximately (i) 48% service-vests in quarterly installments over the four-year period following Mr. Armbrester’s start date and (ii) 52% performance-vests based on New Mountain Capital’s achievement of specified multiples of cash-on-cash returns. In connection with our IPO, the profits interests were reclassified into common units of Cure Aggregator, LLC, the terms of which are described under “-Other Compensation Plans; Incentive Units” below. The employment agreement also provides for paid time-off consistent with that provided to other senior executives (with a minimum of four weeks per calendar year), participation in employee benefit plans made available to other executives and a lump sum cash signing bonus equal to $2,000,000.
In the event of a termination of Mr. Armbrester’s employment without Cause or if he resigns for Good Reason (each as defined in the employment agreement), he will be entitled to receive the following severance payments and benefits: (i) a cash payment equal to the sum of then-current base salary and target annual bonus, payable 50% in a lump sum and 50% in equal installments over 12 months, (ii) a lump sum pro-rata bonus for the year of termination (based on actual results for such year), payable at such time bonuses for the year are paid to other executives, (iii) continued participation in group health plans for 18 months at the same expense as if Mr. Armbrester’s employment had continued and (iv) the prior year’s earned but unpaid annual bonus. In the event of a termination without Cause or Mr. Armbrester’s resignation for Good Reason that occurs within 90 days prior to or at any time following a Company Sale (as defined in the employment agreement), Mr. Armbrester will receive (i) a cash payment equal to 150% of the sum of his then-current base salary and target annual bonus, which is payable in a lump sum if the termination occurs within two years after the Company Sale or is otherwise paid 50% in a lump sum and 50% in equal installments over 12 months, and (ii) continued participation in group health plans for 18 months at the same expense as if Mr. Armbrester’s employment had continued. Receipt of severance is subject to Mr. Armbrester’s execution and non-revocation of a release of claims.
Pursuant to his employment agreement, Mr. Armbrester is subject to certain restrictive covenants, including confidentiality (perpetual), non-competition (during employment and for 18 months post-termination), employee non-solicitation and non-hire (during employment and for 18 months post-termination), non-disparagement (mutual and perpetual), investigation cooperation (during employment and for 12 months post-termination) and assignment of intellectual property rights.
Peter Boumenot
In 2020, we entered into an employment agreement with Mr. Boumenot which provides for an initial term beginning on January 6, 2020 and ending on December 31, 2020, which is followed by successive one year terms thereafter unless we provide notice of non-renewal to Mr. Boumenot no later than sixty days prior to the expiration of the then-current term. The employment agreement provides that Mr. Boumenot will serve as our Chief Product Officer, Home and Community Care. Under the employment agreement, Mr. Boumenot’s initial base salary was set at $300,000 (which may be increased but not decreased). Mr. Boumenot is eligible to receive an annual cash bonus having a target value of $300,000 and a maximum value of 200% of the target amount. The employment agreement provides for Mr. Boumenot’s participation in employee benefit plans and perquisite and fringe benefit programs made generally available to other executives.
In the event of a termination of Mr. Boumenot’s employment without Cause or if he resigns for Good Reason (each as defined in the employment agreement), Mr. Boumenot will be entitled to receive the following severance payments and benefits: (i) 12 months continued base salary payments, (ii) a lump sum pro-rata bonus for the year of termination (based on actual results for such year), payable at such time bonuses for the year are paid to other executives, (iii) continued participation in group health plans for 12 months at the same expense as if Mr. Boumenot’s employment had continued, and (iv) the prior year’s earned but unpaid annual bonus. Receipt of severance is subject to Mr. Boumenot’s execution and non-revocation of a release of claims.
Pursuant to his employment agreement, Mr. Boumenot is subject to certain restrictive covenants, including confidentiality (perpetual), non-competition (during employment and for 12 months post-termination), non-disparagement (mutual and perpetual) and assignment of intellectual property rights.
Josh Builder
In 2020, we entered into an employment agreement with Mr. Builder which provides for an initial term beginning on June 1, 2020 and ending on May 31, 2021, which is followed by successive one year terms thereafter unless we provide notice to Mr. Builder of non-renewal no later than sixty days prior to the expiration of the then-current term. The employment agreement provides that Mr. Builder will serve as our Chief Technology Officer-Episodes of Care. Under the employment agreement, Mr. Builder’s initial base salary was set at $450,000 (which may be increased but not decreased). Mr. Builder is eligible to receive an annual cash bonus having a target value of $400,000 and a maximum value of 200% of the target amount. The employment agreement provides for Mr. Builder’s participation in employee benefit plans and perquisite and fringe benefit programs made generally available to other executives.
In the event of a termination of Mr. Builder’s employment without Cause or if he resigns for Good Reason (each as defined in the employment agreement), Mr. Builder will be entitled to receive the following severance payments and benefits: (i) 12 months continued base salary payments, (ii) a lump sum pro-rata bonus for the year of termination (based on actual results for such year), payable at such time bonuses for the year are paid to other executives, (iii) continued participation in group health plans for 12 months at the same expense as if Mr. Builder’s employment had continued, and (iv) the prior year’s earned but unpaid annual bonus. Receipt of severance is subject to Mr. Builder’s execution and non-revocation of a release of claims.
Pursuant to his employment agreement, Mr. Builder is subject to certain restrictive covenants, including confidentiality (perpetual), non-competition (during employment and for 12 months post-termination), customer non-solicitation (during employment and for 12-months post-termination), non-disparagement (mutual and perpetual) and assignment of intellectual property rights.
Sam Pettijohn
In July, 2021, Mr. Pettijohn commenced employment with us as our Chief Growth Officer. Under the terms of his offer letter with us, Mr. Pettijohn’s base salary was set at $425,000, and he was eligible to receive an annual cash bonus having a target value of 100% of his base salary. In connection with his commencement of employment, Mr. Pettijohn received grants of RSUs with respect to 70,000 shares of our Class A common stock and stock options to purchase 150,000 shares of our Class A common stock, each of which was subject to service vesting over a four-year period from the grant date. Mr. Pettijohn was eligible to participate in employee benefit plans and perquisite and fringe benefit programs made generally available to other executives.
Pursuant to his offer letter, Mr. Pettijohn is subject to certain restrictive covenants, including confidentiality (perpetual), non-competition (during employment and for 12 months post-termination), customer non-solicitation (during employment and for 12-months post-termination), non-disparagement (mutual and perpetual) and assignment of intellectual property rights.
Mr. Pettijohn’s employment with us terminated effective October 2021. Mr. Pettijohn did not receive any severance payments or benefits in connection with his employment termination, and all of his outstanding RSUs and stock options were forfeited.
Restrictive covenant agreements
Each of our NEOs is subject to restrictive covenants as described above under “Employment Agreements.” In addition, each of our NEOs, pursuant to the terms of the Incentive Unit Agreement relating to the Incentive Units described under “-Other Compensation Plans; Incentive Units” below, or, in the case of Mr. Pettijohn, pursuant to his RSU and stock option award agreements, is subject to restrictive covenants regarding confidentiality (perpetual), non-competition (during employment and for 12 months post-termination), employee non-solicitation and non-hire (during employment and for 12 months post-termination), customer non-solicitation (during employment and for 12 months post-termination) and assignment of intellectual property rights.
In connection with the commencement of employment with us, each of our NEOs executed a confidentiality, invention assignment and non-disclosure agreement, which provides for restrictions on confidentiality (perpetual), employee and customer non-solicitation and non-hire (during employment and for 12 months post-termination), non-disparagement (perpetual) and assignment of intellectual property rights.
2021 Cash Bonuses
Our NEOs were eligible to participate in our Annual Cash Incentive Plan (“ACIP”) for the plan year beginning January 1, 2021 and ending December 31, 2021 (the “2021 ACIP”). Under the 2021 ACIP, each of our NEOs had a target bonus that was assigned by our Compensation Committee. Bonuses under the 2021 ACIP were payable based on the achievement of the following corporate performance goals: GAAP revenue (40%), Adjusted EBITDA (40%), and supplemental measures including core services, emerging growth, ESG progress and employee engagement (collectively, 20%). For 2021, the target bonuses for each of our NEOs were as follows: (i) Mr. Armbrester, $600,000; (ii) Mr. Boumenot, $400,000; and (iii) Mr. Builder, $400,000. For 2021, the 2021 ACIP bonuses for our NEOs (other than Mr. Pettijohn) were paid out at 200% of target; accordingly, the amounts paid were as follows: (i) Mr. Armbrester, $1,200,000; (ii) Mr. Boumenot, $800,000; and (iii) Mr. Builder, $800,000. Mr. Pettijohn did not receive any bonus payments under the 2021 ACIP.
The Compensation Committee also awarded Mr. Armbrester with a discretionary cash bonus associated with 2021 performance equal to 100% of his base salary ($600,000), which was paid in recognition of his exceptional performance during 2021, including leading our Company through the successful completion of our IPO.
Executive Stock Ownership Guidelines
In April, 2021, the Compensation Committee of the Board adopted stock ownership guidelines applicable to our executive officers, including our NEOs, and non-employee directors (the “Ownership Guidelines), to ensure the alignment of their interests with those of our stockholders. Under the Ownership Guidelines, our executive officers are required to hold the equivalent of two times their base salary in our Class A common stock, except in the case of our CEO, who is required to hold the equivalent of five times his base salary in our common stock, and our CFO, who is required to hold the equivalent of three times his base salary in our common stock. Each executive officer has a transition period of five years to meet the stock ownership requirements set forth in the Ownership Guidelines. In determining if an executive officer has satisfied the Ownership Guidelines, all stock and equity interests beneficially owned by the executive officer, or to which the executive officer is or may otherwise be entitled, are taken into consideration, including certain unvested equity grants (but not including equity-based awards that are subject to performance conditions). The Compensation Committee is responsible for the administration and interpretation of the Ownership Guidelines. For a description of the Ownership Guidelines applicable to our non-employee directors, see “Director Stock Ownership Guidelines”.
Clawback Policy
We maintain a clawback policy pursuant to which the Board may recoup certain cash and/or equity or equity-based incentive compensation paid or awarded to our executive officers, including our NEOs, in the event of (i) a restatement of our financial statements in order to correct a material error, (ii) a restatement of certain performance metrics pursuant to which incentive compensation was granted, earned or vested, (iii) a determination that the achievement of a performance metric pursuant to which incentive compensation was granted, earned or vested was based on, affected by or a result of the executive’s detrimental conduct (as defined in the clawback policy) or (iv) the Compensation Committee’s determination that the executive has engaged in detrimental conduct that caused us material financial harm (regardless of whether such conduct results in a restatement of our financial statements).

Outstanding Equity Awards at Fiscal Year-End
The following table shows for the fiscal year ended December 31, 2021, certain information regarding outstanding equity awards at fiscal year-end for our NEOs.
	Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unearned Unexercised Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(8)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(8)
Kyle Armbrester	7/12/2018(1)	—	—	—	—	—	189,194	2,690,339	1,642,360	23,354,359
	2/14/2020(2)	—	—	—	—	—	767,860	10,918,969	—	—
Peter Boumenot	10/21/2019(3)	—	—	—	—	—	16,187	230,179	97,119	1,381,032
	2/14/2020(4)	—	—	—	—	—	6,044	85,946	12,087	171,877
	2/10/2021(5)	—	200,000	—	$24.00	2/10/2031	—	—	—	—
Josh Builder	8/5/2020(6)	—	—	—	—	—	54,379	773,269	72,506	1,031,035
	2/10/2021(5)	—	150,000	—	$24.00	2/10/2031	—	—	—	—
Sam Pettijohn(7)	—	—	—	—	—	—	—	—	—	—
(1)
Reflects 3,155,907 Incentive Units (as defined under “Incentive Units” below), of which 1,513,547 are subject to time-vesting in equal quarterly installments over four years beginning on May 9, 2018, and 1,642,360 are subject to performance-vesting based upon the aggregate cash-on-cash returns achieved by New Mountain Capital and its affiliates (with 756,774 Incentive Units vesting upon the achievement of 2.0 times the applicable cash-on-cash return and an additional 885,586 Incentive Units vesting upon the achievement 3.0 times the applicable cash-on-cash return). These Incentive Units will accelerate in full upon the occurrence of an Acceleration Event (as defined below). The terms of the Incentive Units are described in more detail under “—Other Compensation Plans; Incentive Units” below.

(2)
Reflects 2,835,171 Incentive Units subject to time-vesting over a four-year period beginning on January 1, 2019, with 25% vesting on January 1, 2020 and the remaining 75% in equal monthly installments over three years thereafter. These Incentive Units will accelerate in full upon the occurrence of an Acceleration Event. The terms of the Incentive Units are described in more detail under “—Other Compensation Plans; Incentive Units” below.

(3)
Reflects 161,865 Incentive Units, of which 64,746 are subject to time-vesting in equal annual installments on each of the first four anniversaries of December 31, 2019, subject to continued employment through the applicable vesting date, and 97,119 of which are subject to performance-vesting based on the aggregate cash-on-cash returns achieved by New Mountain Capital and its affiliates (with 50% of the performance-based Incentive Units vesting at 2.0 times the applicable cash-on-cash return and 100% of the performance-based Incentive Units vesting at 3 times the applicable cash-on-cash return). These Incentive Units will accelerate in full upon the occurrence of an Acceleration Event. The terms of the Incentive Units are described in more detail under “—Other Compensation Plans; Incentive Units” below.

(4)
Reflects 24,173 Incentive Units, of which 12,086 are subject to time-vesting in equal annual installments on each of the first four anniversaries of November 27, 2019, subject to continued employment through the applicable vesting date, and 12,087 of which are subject to performance-vesting based upon the achievement of at least 2.0 times the applicable cash-on-cash returns by New Mountain Capital and its affiliates. These Incentive Units will accelerate in full upon the occurrence of an Acceleration Event. The terms of the Incentive Units are described in more detail under “—Other Compensation Plans; Incentive Units” below.

(5)
Reflects nonqualified stock options (“NQSOs”) to purchase shares of our Class A common stock having an exercise price of $24 per share that are subject to time-vesting in equal annual installments on each of the first three anniversaries of February 10, 2021. These NQSOs will accelerate on a “double-trigger” basis in the event of the executive’s termination of employment by us without Cause or by the executive with Good Reason (each as defined in the applicable award agreement) within 24 months following a Change in Control (as defined in our 2021 Long-Term Incentive Plan (the “2021 Plan”)). The NQSOs are outstanding under the 2021 Plan, which is described in more detail under “—Other Compensation Plans; 2021 Long-Term Incentive Plan” below.

(6)
Reflects 145,011 Incentive Units, of which 72,505 are subject to time-vesting in equal annual installments on each of the first four anniversaries of August 5, 2020, subject to continued employment through the applicable vesting date, and 72,506 of which are subject to performance-vesting based upon the achievement of at least 2.0 times the applicable cash-on-cash returns by New Mountain Capital and its affiliates. These Incentive Units will accelerate in full upon the occurrence of an Acceleration Event. The terms of the Incentive Units are described in more detail under “—Other Compensation Plans; Incentive Units” below.

(7)
In connection with his termination of employment in October 2021, RSUs and stock options granted to Mr. Pettijohn in 2021 were forfeited, and no awards held by Mr. Pettijohn remained outstanding as of December 31, 2021.

(8)
The market value calculations reported in this column are computed by multiplying $14.22, the closing price per share of our Class A common stock on December 31, 2021, by the number of shares underlying the award.

Other Compensation Plans
Incentive Units
Each of our NEOs (other than Mr. Pettijohn) holds common units in Cure Aggregator, LLC (the “Incentive Units”), which correspond to LLC units of Cure Topco, LLC (“Cure Topco”), and are subject to the time-based and performance-based vesting conditions, as described in the footnotes to the Outstanding Equity Awards at Fiscal Year-End table above, subject to the NEO’s continued employment through the applicable vesting date (except as described below). In addition, our NEOs have been issued one share of our Class B common stock for each Incentive Unit, which shares of Class B common stock are not entitled to any voting rights until such time as the corresponding Incentive Units vest. Once vested, the holders of Incentive Units have the ability, pursuant to the terms of the amended and restated limited liability company agreement of Cure Aggregator, LLC, to exchange their Incentive Units for LLC Units of Cure TopCo and immediately thereafter have the right to require Cure TopCo to redeem their LLC Units for, at our election, either newly issued shares of Class A common stock on a one-for-one basis or a cash payment.
On March 1, 2022, the Board approved amendments to the outstanding performance-vesting Incentive Units held by certain employees, including Messrs. Armbrester, Boumenot and Builder, to modify the vesting terms to impose an alternative two-year service-vesting condition, alongside the existing cash-on-cash return vesting conditions, such that the Incentive Units will become vested upon the earlier achievement of either the service-vesting condition or the performance-vesting condition. Vesting of these Incentive Units will be subject in all cases to the employee’s continued employment with us through the applicable vesting date (except as otherwise described below). These amendments were approved in light of the fact that the original awards had been granted when we were a private company and contained milestone-based vesting conditions based on the achievement by our pre-IPO sponsor, New Mountain Capital, of return milestones relating to New Mountain Capital’s pre-IPO equity investment in our Company. In light of our status as a public company, and in order to align the incentives of our employees with our public shareholders, the Board determined that approving these amendments would serve the best interests of our Company and our shareholders. The Incentive Units held by each of Messrs. Armbrester and Senneff are set forth in the “Outside Equity Awards at Fiscal Year-End” table above.
On a termination of employment for any reason other than for Cause (as defined in the applicable award agreement), any unvested Incentive Units will be forfeited, and on a termination of employment for Cause, all vested and unvested Incentive Units are forfeited. Vested Incentive Units are subject to a call right at a price equal to fair market value for 180 days following a termination of employment for any reason. Notwithstanding the foregoing, in the event of Mr. Armbrester’s termination of employment without Cause or if he resigns for Good Reason (each as defined in his employment agreement), 1,831,554 of his Incentive Units would remain outstanding and eligible to vest during the 12-month period following the termination date. At the end of such 12-month period, any remaining unvested Incentive Units would be canceled and forfeited.
Upon the occurrence of an “Acceleration Event” (which is generally defined under the award agreements governing the Incentive Units to include either a “Change of Control” of Signify Health or such time as New Mountain Capital and its affiliates cease to beneficially own at least 25% of all classes of our common stock), all outstanding time-based Incentive Units will become fully vested, subject to the employee’s continued employment through such event. In addition, our Compensation Committee may, in its sole discretion, provide for the full acceleration of any portion of the Incentive Units at any time and for any reason.
2021 Long-Term Incentive Plan
Our 2021 Plan was approved by our stockholders and became effective in connection with our IPO. The 2021 Plan is administered by the Compensation Committee and provides for the grant of equity-based awards to our employees, consultants, service providers and non-employee directors in the form of stock options (incentive stock options and nonqualified stock options), stock appreciation rights, restricted stock, restricted stock units, performance awards or other stock- or cash-based awards. In connection with our IPO, on February 10, 2021, we granted stock options to purchase shares of our Class A common stock under the 2021 Plan to certain of our executive officers, including Messrs. Boumenot and Builder, in order to compensate them for the loss of leverage as a result of the reclassification of their Incentive Units at the time of the IPO and to retain them following the IPO. The vesting terms of these options are described in Footnote 5 to our Outstanding Equity Awards at Fiscal-Year End table, above.

As of December 31, 2021, 15,246,831 shares of our Class A common stock were available for issuance pursuant to the 2021 Plan. The number of shares of our Class A common stock available for issuance under the 2021 Plan is subject to an annual increase on January 1 of each year beginning with the 2022 fiscal year, equal to the lesser of (i) 14,191,113 shares of our Class A common stock, (ii) 3% of the aggregate number of shares of our Class A common stock and Class B common stock outstanding (on a fully diluted basis) on the last day of the immediately preceding fiscal year and (iii) an amount determined by the Board. On January 1, 2022, pursuant to this annual “evergreen” increase, the shares available for issuance under the 2021 Plan was increased by 7,255,410 shares.
In the event of a Change in Control, as defined in the 2021 Plan, the Compensation Committee may take certain actions with respect to outstanding awards, including the continuation or assumption of awards, substitution or replacement of awards by a successor entity, acceleration of vesting and lapse of restrictions, determination of the attainment of performance conditions for performance awards or cancellation of awards in consideration of a payment.
2021 Employee Stock Purchase Plan
Our Employee Stock Purchase Plan (the “ESPP”) was approved by our stockholders in connection with our IPO and became effective on July 1, 2021. The ESPP is administered by the Compensation Committee and provides our employees and employees of participating subsidiaries with an opportunity to acquire a proprietary interest in the Company through the purchase of shares of our Class A common stock. Currently, the ESPP is not intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). However, from and after such date as the Compensation Committee determines that the ESPP is able to satisfy the requirements under Section 423 of the Code and that it will operate the ESPP in accordance with such requirements, the ESPP will be intended to qualify as an “employee stock purchase plan” under Section 423 of the Code.
As of December 31, 2021, 4,567,246 shares of our Class A common stock were available for issuance under the ESPP. The number of shares available for issuance under the ESPP is subject to an annual increase on January 1 of each year, equal to the lesser of (i) 4,730,371 shares of our Class A common stock and (ii) 1% of the aggregate number of shares of our Class A common stock and Class B common stock outstanding (on a fully diluted basis) on the last day of the immediately preceding fiscal year. The overall maximum shares of our Class A common stock that may be issued under the ESPP (including shares added pursuant to the annual increase described above) is 35,477,782 shares. On January 1, 2022, pursuant to this annual “evergreen” increase, the shares available for issuance under the ESPP was increased by 2,418,470 shares.
Signify Health, Inc. Amended and Restated 2019 Equity Incentive Plan
In connection with our IPO, the stock options outstanding under the New Remedy Corp. Amended and Restated 2019 Equity Incentive Plan, a plan assumed by us in connection with the acquisition of Remedy Partners Inc., were converted into stock options with respect to shares of our Class A common stock, with the number of shares and the exercise price adjusted on a proportionate basis. In addition, the plan was amended and restated (and renamed the Signify Health, Inc. Amended and Restated 2019 Equity Incentive Plan (the “2019 Plan”)) to provide for the issuance of shares of our Class A common stock upon the exercise of such stock options. Following our IPO, no further grants have been or will be made under the 2019 Plan.
On March 1, 2022, the Board approved amendments to the performance-vesting stock options that were outstanding under the 2019 Plan to modify the vesting terms to impose an alternative two-year service-vesting condition, alongside the existing milestone-based vesting conditions, such that the stock options will become vested upon the earlier achievement of either the service-vesting condition or the performance-vesting condition. Vesting of these stock options will be subject in all cases to the employee’s continued employment with us through the applicable vesting date. These amendments were approved for the same reasons stated above under “—Incentive Units”.
Certain of our non-NEO executive officers hold stock options granted under the 2019 Plan. As of December 31, 2021, there were stock options outstanding under the 2019 Plan with respect to 4,696,987 shares of our Class A common stock, having a weighted-average exercise price of $6.07 per share.

Retirement Benefits
We maintain a tax-qualified defined contribution plan (the “Signify 401(k) Plan”), under which employees of Signify Health and legacy Remedy Partners employees, including our NEOs, are eligible to participate. Under the Signify 401(k) Plan, participants may defer a portion of their annual compensation on a pre-tax basis. In addition, we make a matching contribution of 50% of an employee’s contributions up to 6% of eligible compensation.
Executive Severance Arrangements
Our NEOs (other than Mr. Pettijohn) are entitled to severance benefits under their respective employment agreements, as described under “-Employment arrangements-Employment agreements,” above. As described above, Mr. Pettijohn did not receive any severance payments or benefits in connection with his termination of employment.
Director Compensation
The following table reflects certain information with respect to the compensation of all non-employee directors of the Company for the year ended December 31, 2021.
Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	All Other Compensation ($)	Total Compensation ($)
Matthew S. Holt(3)	95,000	189,984	—	284,984
Mark Caputo	—	—	—	—
Brett Carlson	—	—	—	—
Taj J. Clayton	79,375	189,984	—	269,359
Brandon H. Hull	70,000	189,984	—	259,984
Michael A. Krupka	—	—	—	—
Kevin M. McNamara	72,500	189,984	—	262,484
Albert A. Notini(3)	70,000	189,984	—	259,984
Kyle B. Peterson(3)	100,000	189,984	—	289,984
Vivian E. Riefberg	75,625	189,984	—	265,609
Stephen F. Wiggins	70,000	189,984	—	259,984
Heather Dixon	45,811	380,001	—	425,812
Arnold Goldberg	25,218	380,005	—	405,223
(1)
Messrs. Caputo, Carlson and Krupka resigned as members of our Board, effective January 12, 2021. Ms. Dixon was appointed to our Board, effective April 28, 2021. Mr. Goldberg was appointed to our Board, effective August 25, 2021.

(2)
The amounts reported in this column represent the aggregate grant date fair value of RSUs granted to the directors during 2021, as calculated in accordance with Topic 718. The assumptions used in calculating the grant date fair value of the restricted stock unit awards in this column are described in Note 15 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the 2021 fiscal year. The aggregate number of stock and option awards outstanding for each of our non-employee directors as of December 31, 2021 was: Mr. Holt, 7,916 RSUs; Mr. Caputo, 104,642 stock options; Mr. Clayton, 7,916 RSUs and 24,173 Incentive Units ; Mr. Hull, 7,916 RSUs and 1,030,500 Incentive Units; Mr. McNamara, 7,916 RSUs and 1,030,500 Incentive Units; Mr. Notini, 7,916 RSUs; Mr. Peterson, 7,916 RSUs; Ms. Dixon, 15,002 RSUs; Mr. Goldberg, 14,504 RSUs; Mr. Carlson, 480,873 stock options; Ms. Riefberg, 7,916 RSUs and 24,173 Incentive Units; and Mr. Wiggins, 7,916 RSUs and 16,684 stock options.

(3)
All compensation paid to each of Messrs. Holt, Notini and Peterson in his capacity as a director of the Company was paid to New Mountain Capital, LLC pursuant to an agreement between the Company and each director.

In January 2021, the Board approved a non-employee director compensation policy pursuant to which each of our non-employee directors is eligible to receive annual compensation for their services on the Board. The directors are eligible to receive an annual cash retainer of $60,000, plus additional annual cash compensation for service as non-executive chair or as a chair or member of a committee of the Board, as follows: Board Chair: $100,000; Audit Committee Chair: $25,000; Audit Committee Member: $12,500; Compensation Committee Chair: $20,000; Compensation Committee Member: $10,000; Corporate Development Committee Chair: $20,000; Corporate Development Committee Member: $10,000; Nominating and Corporate Governance Committee Chair: $15,000; and Nominating and Corporate Governance Committee Member: $7,500. The annual cash compensation is payable in quarterly installments in arrears. Non-employee directors will have the opportunity to elect to receive restricted stock units under the 2021 Plan in lieu of the annual cash retainer.

The non-employee directors will also be eligible to receive the following equity-based compensation in the form of restricted stock units with respect to shares of our Class A common stock granted pursuant to the 2021 Plan:
•	an initial grant in the amount of $190,000, vesting after one year, to be made to new directors who join the Board; and
•	an annual grant in the amount of $190,000, vesting after one year, to be made on or about the date of our annual stockholder meeting, beginning with the Annual Meeting.
In addition, in connection with our IPO, each of our non-employee directors serving as a member of the Board on the effective date of such offering received a grant of restricted stock units in the amount of $190,000, vesting one year after the grant date. Non-employee directors had the opportunity to elect to defer settlement of their restricted stock units for a period of 5 or 10 years, or upon a separation from service. Mr. McNamara elected to defer settlement of his restricted stock units until a separation from service and was the only non-employee director who made such an election.
All Board compensation paid to any non-employee director who is an employee of New Mountain Capital will be paid to New Mountain Capital, pursuant to an agreement entered into between the Company and the director.
Director Stock Ownership Guidelines
Under our Ownership Guidelines, our non-employee directors must accumulate and maintain ownership of our Class A common stock within five years of becoming a director with a value of no less than three times their annual cash retainer (not including meeting fees or committee chair or member compensation). In determining if a non-employee director has satisfied the Ownership Guidelines, all stock and equity interests beneficially owned by the director, or to which the director is or otherwise may be entitled, are taken into consideration, including, without limitation, any unvested equity grants (but not including equity-based awards that are subject to performance conditions). For more information regarding the Ownership Guidelines, including a description of the Ownership Guidelines applicable to our executive officers, see “Executive Stock Ownership Guidelines”.

EQUITY COMPENSATION PLAN INFORMATION
The following table provides certain information with respect to all of our equity compensation plans as of December 31, 2021:
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants, and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by stockholders	6,506,350	$9.73	19,814,077
2021 Long-Term Incentive Plan
2021 Employee Stock Purchase Plan
Amended and Restated 2019 Equity Incentive Plan
Amended and Restated 2012 Equity Incentive Plan
Equity compensation plans not approved by stockholders	—	—	—
Total	6,506,350	—	19,814,077

TRANSACTIONS WITH RELATED PARTIES AND INDEMNIFICATION
Policies and Procedures for Related Party Transactions
In connection with our IPO, we adopted a written Related Person Transaction Policy (the “Policy”), which sets forth our policy with respect to the review, approval, ratification and disclosure of all related person transactions by our Audit Committee. In accordance with the Policy, our Audit Committee has overall responsibility for implementation of and compliance with the Policy.
For purposes of the Policy, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we were, are or will be a participant and the amount involved exceeded, exceeds or will exceed $120,000 and in which any related person (as defined in the policy) had, has or will have a direct or indirect material interest. A “related person transaction” does not include any employment relationship or transaction involving an executive officer and any related compensation resulting solely from that employment relationship that has been reviewed and approved by our Board of Directors.
The Policy requires that notice of a proposed related person transaction be provided to our legal department prior to entry into such transaction. If our legal department determines that such transaction is a related person transaction, the proposed transaction will be submitted to our Audit Committee for consideration at its next meeting. Under the Policy, our Audit Committee may approve only those related person transactions that are in, or not inconsistent with, our best interests. In the event that we become aware of a related person transaction that has not been previously reviewed, approved or ratified under the Policy and that is ongoing or is completed, the transaction will be submitted to the Audit Committee so that it may determine whether to ratify, rescind or terminate the related person transaction.
The Policy also provides that the Audit Committee review certain previously approved or ratified related person transactions that are ongoing to determine whether the related person transaction remains in our best interests and the best interests of our stockholders. Additionally, we will make periodic inquiries of directors and executive officers with respect to any potential related person transaction of which they may be a party or of which they may be aware.
Certain Related Party Transactions
We describe below transactions and series of similar transactions, since January 1, 2021 or currently proposed, to which we were a party or will be a party, in which:
•	the amounts involved exceeded or will exceed $120,000; and
•	any of our directors, executive officers or beneficial holders of more than 5% of any class of our capital stock had or will have a direct or indirect material interest.
Other than as described below, there have not been, nor are there any currently proposed, transactions or series of similar transactions meeting this criteria to which we have been or will be a party other than compensation arrangements, which are described where required under “Executive Compensation” and “Equity Compensation Plan Information.”
Reorganization Agreement
In connection with the IPO, we entered into a reorganization agreement and related agreements with Cure TopCo and each of the pre-IPO members of Cure TopCo (the “Pre-IPO LLC Members”), which created an internal reorganization (the “Reorganization Transactions”).
Amended and Restated Cure TopCo Agreement
In connection with the Reorganization Transactions, Signify Health, Cure TopCo and each Pre-IPO LLC Member that continued to hold LLC Units following the Reorganization Transactions (the “Continuing Pre-IPO LLC Members”) entered into the Amended LLC Agreement. We operate our business through Cure TopCo. Pursuant to the terms of the Amended LLC Agreement, so long as the Continuing Pre-IPO LLC Members continue to own any LLC Units or securities redeemable or exchangeable into shares of our Class A common stock, we will not, without the prior written consent of such holders, engage in any business activity other than the management and ownership of Cure TopCo or own any assets other than securities of Cure TopCo and/or any cash or other property or assets distributed by or otherwise received from Cure TopCo, unless we determine in good faith that such actions or ownership are in the best interest of Cure TopCo.
As the sole managing member of Cure TopCo, we have control over all of the affairs and decision making of Cure TopCo. As such, through our officers and directors, we are responsible for all operational and administrative decisions of Cure TopCo and the day-to-day management of Cure TopCo’s business. We will fund any dividends to our stockholders by causing Cure TopCo to make distributions to the holders of LLC Units and us, subject to the limitations imposed by our debt agreements.
The holders of LLC Units will generally incur U.S. federal, state and local income taxes on their proportionate share of any net taxable income of Cure TopCo. Net profits and net losses of Cure TopCo will generally be allocated to its members pro rata in accordance with the percentages of their respective ownership of LLC Units. The Amended LLC Agreement provides for pro rata cash distributions to the holders of LLC Units for purposes of funding their tax obligations in respect of the taxable income of Cure TopCo that is allocated to them. Generally, these tax distributions will be computed based on Cure TopCo’s estimate of the net taxable income of Cure TopCo allocable to each holder of LLC Units multiplied by an assumed tax rate equal to the highest effective marginal combined U.S. federal, state and local income tax rate prescribed for an individual or corporate resident of New York, New York (taking into account the non-deductibility of certain expenses and the character of our income). As a result of (i) potential differences in the amount of net taxable income allocable to us and the other LLC Unit holders, (ii) the lower tax rate applicable to corporations than individuals and (iii) the use of an assumed tax rate in calculating Cure TopCo’s distribution obligations, we may receive tax distributions significantly in excess of our tax liabilities and obligations to make payments under the Tax Receivable Agreement.
Except as otherwise determined by us, if at any time we issue a share of our Class A common stock, the net proceeds received by us with respect to such share, if any, shall be concurrently invested in Cure TopCo and Cure TopCo shall issue to us one LLC Unit, unless such share was issued by us solely to fund the purchase of an LLC Unit from a holder of LLC Units (upon an election by us to exchange such LLC Unit in lieu of redemption following a redemption request by such holder of LLC Units), in which case such net proceeds shall instead be transferred to the selling holder of LLC Units as consideration for such purchase, and Cure TopCo will not issue an additional LLC Unit to us. Similarly, except as otherwise determined by us, (i) Cure TopCo will not issue any additional LLC Units to us unless we issue or sell an equal number of shares of our Class A common stock and (ii) should Cure TopCo issue any additional LLC Units to the Continuing Pre-IPO LLC Members or any other person, we will issue an equal number of shares of our Class B common stock to such Continuing Pre-IPO LLC Members or any other person; provided, that, in the case of LLC Units issued to Cure Aggregator, Class B common stock will be issued directly to the holders of Reclassified Incentive Units. Conversely, if at any time any shares of our Class A common stock are redeemed, purchased or otherwise acquired by us, Cure TopCo will redeem, purchase or otherwise acquire an equal number of LLC Units held by us, upon the same terms and for the same price per security, as the shares of our Class A common stock are redeemed, purchased or otherwise acquired. In addition, Cure TopCo will not effect any subdivision (by any unit split, unit distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse unit split, reclassification, reorganization, recapitalization or otherwise) of the LLC Units unless it is accompanied by a substantively identical subdivision or combination, as applicable, of each class of our common stock, and we will not effect any subdivision or combination of any class of our common stock unless it is accompanied by a substantively identical subdivision or combination, as applicable, of the LLC Units.
Under the Amended LLC Agreement, the holders of LLC Units (other than us) have the right (subject to the terms of the Amended LLC Agreement), to require Cure TopCo to redeem all or a portion of their LLC Units for, at our election, newly-issued shares of Class A common stock on a one-for-one basis or a cash payment equal to the volume weighted average market price of one share of our Class A common stock for each LLC Unit redeemed (subject to customary adjustments, including for stock splits, stock dividends and reclassifications). If we decide to make a cash payment, the holder of an LLC Unit has the option to rescind its redemption request within a specified time period. Upon the exercise of the redemption right, the redeeming member will surrender its LLC Units to Cure TopCo for cancellation. The Amended LLC Agreement requires that we contribute cash or shares of our Class A common stock to Cure TopCo in exchange for an amount of newly-issued LLC Units in Cure TopCo equal to the number of LLC Units redeemed from the holders of LLC

Units. Cure TopCo will then distribute the cash or shares of our Class A common stock to such holder of an LLC Unit to complete the redemption. In the event of a redemption request by a holder of an LLC Unit, we may, at our option, effect a direct exchange of cash or Class A common stock for LLC Units in lieu of such a redemption. Whether by redemption or exchange, we are obligated to ensure that at all times the number of LLC Units that we own equals the number of shares of Class A common stock issued by us (subject to certain exceptions for treasury shares and shares underlying certain convertible or exchangeable securities). Shares of Class B common stock will be canceled on a one-for-one basis if we, following a redemption request of a holder of an LLC Unit, redeem or exchange LLC Units of such holder of an LLC Unit pursuant to the terms of the Amended LLC Agreement.
The Amended LLC Agreement provides that, in the event that a tender offer, share exchange offer, issuer bid, take-over bid, recapitalization or similar transaction with respect to our Class A common stock is proposed by us or our stockholders and approved by our Board of Directors or is otherwise consented to or approved by our Board of Directors, the holders of LLC Units (other than holders of unvested Reclassified Incentive Units indirectly holding LLC Units through Cure Aggregator) will be permitted to participate in such offer by delivery of a notice of redemption or exchange that is effective immediately prior to the consummation of such offer. In the case of any such offer proposed by us, we are obligated to use our reasonable best efforts to enable and permit the holders of LLC Units to participate in such offer to the same extent or on an economically equivalent basis as the holders of shares of our Class A common stock without discrimination. In addition, we are obligated to use our reasonable best efforts to ensure that the holders of LLC Units may participate in each such offer without being required to redeem or exchange LLC Units.
The Amended LLC Agreement provides that, except for transfers to us as provided above or to certain permitted transferees, the LLC Units and shares of Class B common stock may not be sold, transferred or otherwise disposed of.
Subject to certain exceptions, Cure TopCo will indemnify all of its members and their officers and other related parties, against all losses or expenses arising from claims or other legal proceedings in which such person (in its capacity as such) may be involved or become subject to in connection with Cure TopCo’s business or affairs or the Amended LLC Agreement or any related document.
Cure TopCo may be dissolved upon (i) the determination by us to dissolve Cure TopCo or (ii) any other event which would cause the dissolution of Cure TopCo under the Delaware Limited Liability Company Act, unless Cure TopCo is continued in accordance with the Delaware Limited Liability Company Act. Upon dissolution, Cure TopCo will be liquidated and the proceeds from any liquidation will be applied and distributed in the following manner: (a) first, to creditors (including creditors who are members or affiliates of members) in satisfaction of all of Cure TopCo’s liabilities (whether by payment or by making reasonable provision for payment of such liabilities, including the setting up of any reasonably necessary reserves) and (b) second, to the members in proportion to their vested LLC Units.
Tax Receivable Agreement
In connection with the IPO, we entered into the Tax Receivable Agreement with certain direct and indirect equityholders of Cure TopCo, among others (the “TRA Parties”), under which we generally are required to pay to the TRA Parties, in the aggregate, 85% of the amount of cash savings, if any, in U.S. federal, state and local income tax that we actually realize as a result of (i) certain favorable tax attributes we acquired in connection with the restructuring transactions effected prior to the IPO, (ii) increases in our allocable share of existing tax basis and tax basis adjustments that may result from redemptions or exchanges of LLC Units by members of Cure TopCo for cash or Class A common stock, and certain payments made under the Tax Receivable Agreement and (iii) deductions in respect of interest and certain compensatory payments made under the Tax Receivable Agreement. The payment obligations under the Tax Receivable Agreement are our obligations and not the obligations of Cure TopCo.
We expect that payments we will be required to make under the Tax Receivable Agreement will be substantial. The actual tax basis adjustments that may result from future taxable redemptions or exchanges of LLC Units, as well as the amount and timing of the payments we are required to make under the Tax Receivable Agreement will depend on a number of factors, including the market value of our Class A common stock at the time of such redemptions or exchanges, the prevailing federal tax rates applicable to us over the life of the Tax Receivable Agreement (plus the assumed combined state and local tax rate) and the amount and timing of the taxable income that we generate in the future. Payments under the Tax Receivable Agreement are not conditioned on our existing owners’ continued ownership of us.
Payments under the Tax Receivable Agreement are based on the tax reporting positions we determine, and the IRS or another tax authority may challenge all or a part of the deductions, existing tax basis, tax basis increases, NOLs or other tax attributes subject to the Tax Receivable Agreement, and a court could sustain such challenge. Payments we will be required to make under the Tax Receivable Agreement generally will not be reduced as a result of any taxes imposed on us, Cure TopCo or any direct or indirect subsidiary thereof that are attributable to a tax period (or portion thereof) ending on the date of the restructuring transactions effected prior to the IPO or the completion of the IPO. Further, TRA Parties will not reimburse us for any payments previously made if such tax attributes are subsequently disallowed, except that any excess payments made to a TRA Party will be netted against future payments otherwise to be made to such TRA Party under the Tax Receivable Agreement, if any, after our determination of such excess. In addition, the actual state or local tax savings we may realize may be different than the amount of such tax savings we are deemed to realize under the Tax Receivable Agreement, which will be based on an assumed combined state and local tax rate applied to our reduction in taxable income as determined for U.S. federal income tax purposes as a result of the tax attributes subject to the Tax Receivable Agreement. In both such circumstances, we could make payments to the TRA Parties that are greater than our actual cash tax savings and we may not be able to recoup those payments, which could negatively impact our liquidity. The Tax Receivable Agreement provides that (1) in the event that we breach any of our material obligations under the Tax Receivable Agreement, (2) at the election of the TRA Parties, upon certain changes of control or (3) if, at any time, we elect an early termination of the Tax Receivable Agreement, our obligations under the Tax Receivable Agreement (with respect to all LLC Units, whether or not LLC Units have been exchanged or acquired before or after such transaction) would accelerate and become payable in a lump sum amount equal to the present value of the anticipated future tax benefits calculated based on certain assumptions, including that we would have sufficient taxable income to fully utilize the deductions arising from the tax deductions, tax basis and other tax attributes subject to the Tax Receivable Agreement. The change of control provisions in the Tax Receivable Agreement may result in situations where our stockholders who are TRA Parties have interests that differ from or are in addition to those of our other stockholders.
Registration Rights Agreement
In connection with the IPO, we entered into a registration rights agreement with certain of the Pre-IPO LLC Members, including New Mountain Capital and one of our directors, Stephen Wiggins. At any time beginning 180 days following the closing of the IPO, subject to several exceptions, including underwriter cutbacks and our right to defer a demand registration under certain circumstances, the Pre-IPO LLC Members party to the registration rights agreement may require that we register for public resale under the Securities Act all shares of common stock constituting registrable securities that they request be registered at any time following the IPO so long as the securities requested to be registered in each registration statement have an aggregate estimated market value of least $20 million. If we become eligible to register the sale of our securities on Form S-3 under the Securities Act, which will not be until at least twelve months after the IPO, the Pre-IPO LLC Members party to the registration rights agreement have the right to require us to register the sale of the registrable securities held by them on Form S-3, subject to offering size and other restrictions.
If we propose to register any of our securities under the Securities Act for our own account or the account of any other holder (excluding any registration related to an employee benefit plan or a corporate reorganization transaction), the Pre-IPO LLC Members party to the registration rights agreement are entitled to notice of such registration and to request that we include registrable securities for resale on such registration statement, and we are required, subject to certain exceptions, to include such registrable securities in such registration statement. We will undertake in the registration rights agreement to use our reasonable best efforts to file a shelf registration statement on Form S-3 to permit the resale of the shares of Class A common stock held by Pre-IPO LLC Members party to the registration rights agreement.

In connection with the transfer of their registrable securities, the parties to the registration rights agreement may assign certain of their respective rights under the registration rights agreement under certain circumstances. The Registration Rights Agreement will terminate with respect to Mr. Wiggins once he ceases serving as a member of our Board of Directors following the Annual Meeting.
Stockholders Agreement
In connection with the IPO, we entered into the stockholders agreement with certain of the Pre-IPO LLC Members. Pursuant to the stockholders agreement that we and certain of the Pre-IPO LLC Members entered into, New Mountain Capital has the right to nominate directors to our Board of Directors as follows: so long as affiliates of New Mountain Capital continue to own (A) at least 50% of the shares of common stock that New Mountain Capital owned immediately following the IPO, New Mountain Capital shall be entitled to nominate directors representing a majority of the number of directors on our Board of Directors, (B) less than 50% but at least 25% of the shares of common stock that New Mountain Capital owned immediately following the IPO, New Mountain Capital shall be entitled to nominate directors representing at least 25% of the number of directors on the Board of Directors and (C) less than 25% but at least 10% of the shares of common stock New Mountain Capital owned immediately following the IPO, New Mountain Capital shall be entitled to nominate directors representing at least 10% of the number of directors on the Board of Directors. As a result, as of the date of this Proxy Statement, New Mountain Capital is able to designate at least half of the nominees for election to our Board of Directors.
The stockholders agreement also provides that for so long as New Mountain Capital has the right to designate at least one director, New Mountain Capital has the right to nominate the pro rata share of the total number of members of each committee of our Board of Directors that is equal to the proportion that the number of directors designated by New Mountain Capital bears to the total number of directors then on our Board of Directors; provided that the right of any director designated by New Mountain Capital to serve on a committee is subject to applicable laws and NYSE independence rules.
Pursuant to the stockholders agreement, for so long as New Mountain Capital continues to own at least 15% of the issued and outstanding Class A common stock and Class B common stock, written approval by New Mountain Capital will be required for certain corporate actions. These actions include: (a) the liquidation, dissolution or winding up of Signify or Cure TopCo; (b) (i) the consolidation or merger of Signify or Cure TopCo into or with any other entity, (ii) the sale, lease or other transfer of all or substantially all of the assets of Signify or Cure TopCo to another entity, or (iii) any other business combination transaction with another entity, in each case, where such transaction would result in any “person” or “group” (as such terms are used for purposes of Section 13(d) of the Exchange Act) becoming the beneficial owner, directly or indirectly, of more than 50% of the total voting power of our capital stock entitled to vote generally in the election of our directors or acquires the power to direct or cause the direction of the our management and policies, whether through the ownership of voting securities, by contract or otherwise; (c) entry into any new line of business or other significant change in the scope or nature of our or our subsidiaries’ business or operations, taken as a whole; (d) the incurrence by Signify or Cure TopCo of any indebtedness, including the entry into any guarantee in respect of indebtedness, in each case in excess of $10,000,000, other than working capital loans and other similar transactions in the ordinary course of business; (e) any amendments to credit agreements or other documents representing our material indebtedness; (f) the sale, transfer or other disposition of (which for purposes of clarification excludes inventory and other sales in the ordinary course of business) in any transaction or series of related transactions of more than 25% of the fair market value of our and our subsidiaries’ consolidated assets, taken as a whole; (g) the declaration or payment of dividends on Class A common stock, or distributions by Cure TopCo on LLC Units other than Tax Distributions as defined in the Third Amended and Restated Limited Liability Company Agreement of Cure TopCo; (h) the creation, issuance or sale (by reclassification, merger, consolidation, reorganization or otherwise) of equity securities by us, including Class A common stock and Class B common stock, or any securities convertible into our equity securities; provided, that the consent of New Mountain Capital shall not be required in connection with the grant or issuance of equity or equity-based awards to employees, officers, directors, consultants or other persons performing services for Signify or any of its subsidiaries, or in connection with the issuance of Class A common stock or Class B common stock upon the exercise, conversion or settlement of such awards, pursuant to any equity incentive plans as in existence on the date of the stockholders agreement or that are thereafter adopted by the Board of Directors; (i) any amendments to our certificate of incorporation or bylaws, or to the certificate of formation or operating agreement of Cure

TopCo; (j) any increase or decrease in the size of our Board of Directors; (k) any change in our independent auditors; (l) any hiring, termination, or replacement of our Chief Executive Officer or Chief Financial and Administrative Officer; (m) any amendments to employment agreements with our Chief Executive Officer of Chief Financial and Administrative Officer; (n) entry into agreements by us in connection with (i) acquisitions or dispositions in excess of $25,000,000 and (ii) joint ventures or strategic partnerships outside the ordinary course of business; (o) any action or resolution inconsistent with Section 16 of our certificate of incorporation or (p) any agreement or commitment with respect to any of the foregoing.
In addition, until such time as New Mountain Capital owns less than 10% of our outstanding common stock, all parties to the stockholders agreement will have the right to receive certain information with respect to the Company. The stockholders agreement also provides restrictions on the parties’ ability to sell, transfer or otherwise dispose of shares of Class B common stock, except (i) in the event of a merger, consolidation or other business combination of the Company as provided in the Amended LLC Agreement, (ii) with our written consent or (iii) to certain permitted transferees.
Transactions with New Mountain and Other Related Parties
Consulting agreements
On March 7, 2019, we entered into a consulting agreement with Eir (as amended on June 18, 2020), pursuant to which Brett Carlson, a former director of Cure TopCo and the Chief Executive Officer of Eir, provided non-director related services to us. The agreement provided for a cash retainer equal to $15,000 per month, which is payable to Eir under the terms of the agreement. In addition, in the event that we completed a corporate transaction in which we acquired a company referred and introduced to us by Mr. Carlson, we were required to pay Eir a cash transaction fee of 3% of any deal consideration up to $10 million, plus an additional 1.5% on any incremental deal consideration above $10 million. Effective January 12, 2021, Mr. Carlson no longer serves on our Board of Directors.
On November 23, 2020, we entered into a letter agreement with Kevin McNamara, a director of Cure TopCo, which provided for payment to Mr. McNamara of an annual cash retainer of $225,000 for service as a member of our Board of Directors and for consulting services provided to us by Mr. McNamara. In addition, Mr. McNamara was entitled to reimbursement for annual premiums on life, accidental death and dismemberment, short-term disability and medical insurance. This Agreement was terminated effective February 2021.
Preferred units
As a holder of Series B preferred units, New Mountain Partners V (AIV-C), LP received tax distributions of $9.4 million during the year ended December 31, 2021.
New Remedy Stockholders’ Agreement
In connection with our combination with Remedy Partners in November 2019, New Remedy entered into an amended and restated stockholders’ agreement with Remedy Acquisition, L.P., the controlling stockholder of New Remedy and an entity controlled by New Mountain Capital, and the other stockholders of Remedy Partners (the “New Remedy Stockholders’ Agreement”). The New Remedy Stockholders’ Agreement required each stockholder of New Remedy to agree to cast all votes to elect to the board of New Remedy (i) a number of persons designated by Remedy Acquisition, L.P. that constituted a majority of directors on the board at such time and (ii) a number of persons designated by the minority stockholders in proportion to such stockholders’ ownership of New Remedy. A director could be removed only with the affirmative vote of the stockholders entitled to designate such director. In addition, pursuant to the New Remedy Stockholders’ Agreement, each stockholder of New Remedy agreed to vote their shares in the same proportion as Remedy Acquisition, L.P. voted its shares to approve certain significant transactions, including a sale, recapitalization, merger, consolidation, reorganization or other transaction for the transfer of shares that would constitute a change of control or that has been approved by Remedy Acquisition, L.P. The New Remedy Stockholders’ Agreement was terminated in connection with the IPO and the merger of New Remedy with and into Signify Health, Inc. on February 12, 2021.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our capital stock as of March 21, 2022 for:
•	each person or group whom we know to own beneficially more than 5% of our common stock:
•	each of the directors and named executive officers individually:
•	all directors and executive officers as a group.
In accordance with the rules of the SEC, beneficial ownership includes voting or investment power with respect to securities and includes the shares issuable pursuant to restricted stock units that will vest and settle and stock options that are exercisable, in each case within 60 days of March 21, 2022. Unless otherwise indicated, the address for each listed stockholder is c/o Signify Health, Inc., 800 Connecticut Avenue, Norwalk, CT 06854. To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock.
Subject to the terms of the Third Amended and Restated Limited Liability Company Agreement of Cure TopCo, LLC (the “Amended LLC Agreement”), membership interests in Cure TopCo, LLC (“LLC Units”) are redeemable or exchangeable for shares of our Class A common stock on a one-for-one basis. Corresponding shares of Class B common stock will be canceled on a one-for-one basis if LLC Units are redeemed or exchanged pursuant to the terms of the Amended LLC Agreement. Beneficial ownership of shares of our Class A common stock reflected in this table does not include beneficial ownership of shares of our Class A common stock for which such LLC Units may be redeemed or exchanged.
	Class A Common Stock Beneficially Owned(1)		Class B Common Stock Beneficially Owned(2)		Percentage of Combined Voting Power(3)
Name of Beneficial Owner	Number	Percentage	Number	Percentage
5% stockholders
Entities affiliated with New Mountain Capital(4)	96,733,441	54.9%	42,905,113	74.9%	59.8%
ARK Investment Management LLC(5)	20,010,328	11.4%	—	*	8.6%
Directors and executive officers
Kyle Armbrester(6)	13,900	*	3,876,188	6.7%	1.7%
Steven Senneff(7)	331,043	*	126,744	*	*
Adam McAnaney(8)	78,022	*	6,042	*	*
Marc Rothman, MD(9)	17,666	*	15,104	*	*
Peter Boumenot(10)	66,666	*	54,601	*	*
David Pierre	13,200	*	334,912	*	*
Josh Builder(11)	50,000	*	18,126	*	*
Laurel Douty(12)	60,000	*	36,260	*	*
Taj J. Clayton	7,916	*	3,021	*	*
Heather Dixon(13)	15,002	*	—	*	*
Arnold Goldberg	—	*	—	*	*
Matthew S. Holt	—	*	—	*	*
Brandon H. Hull(14)	21,816	*	412,200	*	*
Kevin M. McNamara(15)	7,916	*	616,787	1.1%	*
Albert A. Notini	—	*	—	*	*
Kyle B. Peterson	—	*	—	*	*
Vivian E. Riefberg	21,816	*	6,042	*	*
Stephen F. Wiggins(16)	7,907,008	4.5%	—	*	3.4%
All Directors and Officers as a group	8,611,971	4.9%	5,506,027	9.6%	6.0%
*	Less than one percent
(1)	Calculated as the number of shares of Class A common stock owned, divided by the amount of Class A common stock outstanding of 176,105,751 as of March 21, 2022.

(2)
Calculated as the number of shares of Class B common stock owned, divided by the amount of Class B common stock outstanding of 57,313,051 as of March 21, 2022. Excludes shares of Class B common stock issued to holders of common units in Cure Aggregator, LLC that are unvested and do not have any voting rights.

(3)	Calculated as the sum of the number of shares of common stock owned, divided by the amount of common stock outstanding of 233,418,802 as of March 21, 2022.
(4)
Reflects securities beneficially owned by New Mountain Partners V (AIV-C), L.P., New Mountain Partners V (AIV-C2) LP, Remedy Acquisition LP and New Mountain Capital LLC. The general partner of New Mountain Partners V (AIV-C), L.P., New Mountain Partners V (AIV-C2) LP and Remedy Acquisition LP is New Mountain Investments V, L.L.C. and the manager of New Mountain Partners V (AIV-C), L.P. is New Mountain Capital, L.L.C. Steven B. Klinsky is the managing member of New Mountain Investments V, L.L.C. Matthew S. Holt, Albert A. Notini and Kyle B. Peterson, each members of our Board of Directors, are members of New Mountain Investments V, L.L.C. New Mountain Investments V, L.L.C. has decision-making power over the disposition and voting of shares of portfolio investments of New Mountain Partners V (AIV-C), L.P., New Mountain Partners V (AIV-C2) LP and Remedy Acquisition LP. New Mountain Capital, L.L.C. also has voting power over the shares of portfolio investments of New Mountain Partners V (AIV-C), L.P., New Mountain Partners V (AIV-C2) LP and Remedy Acquisition LP. Steven B. Klinsky, as the managing member of New Mountain Investments V, L.L.C., has voting and investment power over the shares held by New Mountain Investments V, L.L.C. The managing member of New Mountain Capital, L.L.C. is New Mountain Capital Group, L.P. The general partner of New Mountain Capital Group, L.P. is NM Holdings GP, L.L.C. Steven B. Klinsky is the managing member of NM Holdings GP, L.L.C. Since (a) New Mountain Investments V, L.L.C. has decision-making power over New Mountain Partners V (AIV-C), L.P., New Mountain Partners V (AIV-C2) LP and Remedy Acquisition LP and (b) New Mountain Capital, L.L.C. has voting power over the shares of portfolio investments of New Mountain Partners V (AIV-C), L.P., New Mountain Partners V (AIV-C2) LP and Remedy Acquisition LP, Mr. Klinsky may be deemed to beneficially own the shares that New Mountain Partners V (AIV-C), L.P., New Mountain Partners V (AIV-C2) LP and Remedy Acquisition LP holds of record or may be deemed to beneficially own. Messrs. Klinsky, Holt, Notini and Peterson, New Mountain Investments V, L.L.C. and New Mountain Capital, L.L.C. expressly disclaim beneficial ownership over the shares held by New Mountain Partners V (AIV-C), L.P., New Mountain Partners V (AIV-C2) LP and Remedy Acquisition LP. The address of each of the foregoing is c/o New Mountain Capital, L.L.C., 1633 Broadway, 48th Floor, New York, New York 10019.

(5)
Based on information reported by ARK Investment Management LLC on Schedule 13G/A filed with the SEC on February 9, 2022, ARK Investment Management LLC reported that it has sole dispositive power with respect to all shares and sole voting power with respect to 19,118,350 shares. ARK Investment Management LLC listed its address as 3 East 28th Street, 7th Floor, New York, New York 10016.

(6)
Includes the equivalent Class B shares for 1,260,625 Class C LLC units in Cure Aggregator, LLC owned by Philippa Armbrester 2020 Irrevocable Trust and 97,887 Class C LLC units and 945,967 Class B LLC units in Cure Aggregator, LLC owned by the Kyle and Philippa Armbrester Family Trust. Mr. Armbrester is the trustee of the Philippa Armbrester 2020 Irrevocable Trust and the Kyle and Philippa Armbrester Family Trust. Includes 212,729 Class B shares underlying LLC units in Cure Aggregator which will vest within 60 days of March 21, 2022, held by Mr. Armbrester directly.

(7)	Includes 196,429 Class A shares underlying stock options which are currently exercisable or will become exercisable within 60 days of March 21, 2022, held by Mr. Senneff directly.
(8)	Includes 40,394 Class A shares underlying stock options which are currently exercisable or will become exercisable within 60 days of March 21, 2022, held by Mr. McAnaney directly.
(9)	Includes 16,666 Class A shares underlying stock options which are currently exercisable or will become exercisable within 60 days of March 21, 2022, held by Mr. Rothman directly.
(10)	Includes 66,666 Class A shares underlying stock options which are currently exercisable or will become exercisable within 60 days of March 21, 2022, held by Mr. Boumenot directly.
(11)	Includes 50,000 Class A shares underlying stock options which are currently exercisable or will become exercisable within 60 days of March 21, 2022, held by Mr. Builder directly.
(12)	Includes 50,000 Class A shares underlying stock options which are currently exercisable or will become exercisable within 60 days of March 21, 2022, held by Ms. Douty directly.
(13)	Includes 15,002 Class A shares underlying restricted stock units that will vest within 60 days of March 21, 2022, held by Ms. Dixon directly.
(14)
Includes the equivalent Class B shares for 309,150 and 103,050 Class B LLC units in Cure Aggregator, LLC owned by the Brandon H. Hull Dynasty Trust and Mr. Hull’s spouse, Lynette Hull, respectively. Lynette Hull is the trustee of the Brandon H. Hull Dynasty Trust, and the sole beneficiaries of the Brandon H. Hull Dynasty Trust are Lynette Hull and Brandon Hull’s issue. Mr. Hull may be deemed to share voting and investment power over the securities held by his spouse. Mr. Hull disclaims beneficial ownership over the securities held by his spouse.

(15)
Includes the equivalent Class B shares for 616,787 Class B LLC units in Cure Aggregator, LLC owned by Long Dog, LLC. Kevin McNamara is the sole voting member and manager of Long Dog, LLC. Includes 7,916 Class A shares underlying restricted stock units that are vested as of March 21, 2022 in which receipt of shares has been deferred by Mr. McNamara until his service with the Board of Directors ends.

(16)
Includes 7,895,044 shares of Class A common stock beneficially owned directly by Mr. Wiggins and 4,048 shares of Class A common stock beneficially owned by RP Special Situations LLC, an entity controlled by Mr. Wiggins.Includes 72,297 Class A shares underlying stock options which are currently exercisable or will become exercisable within 60 days of March 21, 2022, held by Mr. Wiggins directly.

HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other proxy materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards.
This year, a number of brokers with account holders who are Signify Health, Inc. stockholders will be “householding” the Company’s proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or Signify Health, Inc. Direct your written request to the General Counsel—Proxy at Signify Health, Inc., 800 Connecticut Avenue, Norwalk, CT 06854 .Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS
The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
By Order of the Board of Directors
/s/ Kyle Armbrester
Name: Kyle Armbrester
Title: Chief Executive Officer and Director
April 5, 2022
A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 as filed with the Securities and Exchange Commission is available without charge upon written request to: General Counsel—Proxy at Signify Health, Inc., 800 Connecticut Avenue, Norwalk, CT 06854.

SIGNIFY HEALTH, INC.
4055 VALLEY VIEW LN, SUITE 400
DALLAS, TX 75244

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on May 17, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/SGFY2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on May 17, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D77466-P65703

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SIGNIFY HEALTH, INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Matthew S. Holt	☐	☐	☐
1b. Kyle B. Peterson	☐	☐	☐

The Board of Directors recommends you vote FOR proposal 2.

	For	**Against**	**Abstain**
2. To ratify the selection of Deloitte & Touche LLP as the independent registered public accounting firm of SIGNIFY HEALTH, INC. for its fiscal year ending December 31, 2022.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

D77467-P65703

SIGNIFY HEALTH, INC.
Annual Meeting of Stockholders
May 18, 2022 8:30 A.M. Eastern Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Adam McAnaney and Stephen Senneff, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Signify Health, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually at 8:30 a.m., Eastern Time on Wednesday, May 18, 2022, at www.virtualshareholdermeeting.com/SGFY2022, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side